Exhibit 4.3

AVON PERSONAL SAVINGS ACCOUNT PLAN

2

AVON PERSONAL SAVINGS ACCOUNT PLAN

THE AVON PERSONAL SAVINGS ACCOUNT PLAN, as amended and restated effective as of January 1, 2010, except as otherwise noted herein, by Avon Products, Inc. (the “Primary Sponsor”), a corporation duly organized and existing under the laws of the State of New York, is set forth herein.

INTRODUCTION

The Primary Sponsor maintains the Avon Personal Savings Account Plan (the “Plan”) which was last amended and restated by an indenture dated January 1, 2008. The Primary Sponsor desires to amend and restate the Plan to make certain administrative changes, to comply with various legislative changes and for other reasons, effective as of January 1, 2010, except as otherwise specifically noted herein.

The purpose of the Plan is to provide eligible employees of Avon Products, Inc. (the “Company”) and its subsidiaries who adopt the Plan additional security for their retirement by: (1) affording those employees the means of making regular savings; and (2) when the Company so chooses, providing employer contributions invested in the Company’s stock solely as an incentive to align their interest with the Company’s shareholders and thereby enhance their individual performance and the performance of the Company.

The amended and restated Plan is intended to be a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii) containing a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986, as amended, and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code. The provisions of the Plan are effective with respect to participants who perform an Hour of Service (as defined in the Plan) in plan years beginning on and after January 1, 2010.

AMENDMENT AND RESTATEMENT

NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan generally effective as of January 1, 2010, to read as follows:

SECTION 1

DEFINITIONS

Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below.

1.1 “Account” means the accounts and subaccounts established and maintained by the Plan Administrator in addition to any other accounts as the Plan Administrator may establish and maintain, the Plan Administrator shall establish and maintain separate accounts and subaccounts (each of which shall be adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto) to be designated as follows:

(a) “After-Tax Participant Account” which shall reflect an Eligible Participant’s interest in After-Tax Participant Contributions made pursuant to Plan Section 3.1(f).

(b) “Before-Tax Participant Account” which shall reflect an Eligible Participant’s interest in Before-Tax Participant Contributions made pursuant to Plan Section 3.1.

(c) “ESOP Company Account” which shall reflect a Participant’s interest in contributions made by a Plan Sponsor pursuant to Plan Section 3.4.

(d) “Personal Savings Account Matching Account” which shall reflect an Eligible Participant’s interest in Plan Sponsor Matching Contributions made by a Plan Sponsor on or after January 1, 2003 pursuant to Plan Section 3.2.

(e) “Post-1991 Matching Account” which shall reflect an Eligible Participant’s interest in contributions made by a Plan Sponsor to the Fund pursuant to Plan Section 3.2 on or after January 1, 1992 and prior to January 1, 2003.

(f) “Pre-1992 Company Matching Account” which shall reflect an Eligible Participant’s interest in Plan Sponsor matching contributions made by a Plan Sponsor under the Avon Employees’ Savings Plan (the “Savings Plan”) prior to January 1, 1992.

(g) “Rollover Account” which shall reflect an Eligible Participant’s interest in Rollover Amounts.

Notwithstanding the foregoing, the Plan shall separately account for any Rollover Amounts that are not includable in gross income of the Participant (determined without regard to the rollover) and are transferred to the Plan in a direct trustee-to-trustee transfer, and earnings and losses thereon.

(h) “Stock Grant Program Account” which shall reflect the interest of a Participant in the part of the Fund attributable to the Stock Grant Program.

(i) “Unallocated Company Contribution Account” which shall consist of Company Stock and any other assets of the Fund which have been contributed by the Plan Sponsor to the Fund under Plan Section 3.4 during a Plan Year prior to the last day of the Plan Year, which Company Stock and other assets have not been allocated to the ESOP Company Accounts of Participants.

(j) “Loan Suspense Account” which shall consist of Company Stock acquired by the Fund with the proceeds of an Acquisition Loan, which Company Stock has not been allocated to the Accounts of Participants.

(k) “Company Stock Subaccount” which shall mean the subaccount within each Account invested in Company Stock. A Company Stock Subaccount shall be expressed in terms of whole or any fractional share or right to a fractional share of Company Stock, and shall be adjusted pursuant to the Plan to reflect any change in the number of shares of Company Stock attributable to the Company Stock Subaccount.

(l) “Other Investment Subaccount” which shall mean the subaccount within each Account under the ESOP invested in other than Company Stock.

In addition, the Plan Administrator shall allocate the interest of a Participant in any funds transferred to the Plan in a trust-to-trust transfer (other than Rollover Amounts) or pursuant to the merger of another tax-qualified retirement plan with the Plan among the Participant’s Accounts as the Plan Administrator determines best reflects the interest of the Participant.

A Participant’s “ESOP Matching Account” shall refer to a Participant’s Post-1991 Matching Account and Personal Savings Account Matching Account, as applicable.

1.2 “Acquisition Loan” means a loan (or other extension of credit) made to the ESOP by or subject to Guarantee by a person described in Code Section 4975(e)(2), including a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of the ESOP, used by the Trustee to finance the acquisition of Company Stock or to repay any Acquisition Loan, as further set forth in Plan Section 4.3.

1.3 “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Section 414(b) and (c) above shall be modified by Code Section 415(h).

1.4 “After-Tax Participant Contribution” means that portion of the Participant Contribution made on behalf of an Eligible Participant pursuant to Plan Section 3.1(f).

1.5 “Annual Compensation” means the wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) paid to an Employee by a Plan Sponsor (and Affiliates for purposes of Appendices A and C) during a Plan Year (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code Section 3401(a)(2)), to the extent not in excess of the Annual Compensation Limit for all purposes under the Plan except determining Key Employees. Notwithstanding the above, Annual Compensation shall be determined in accordance with (a) through (d) below:

(a) in determining the amount of contributions made by or on behalf of an Employee under Plan Sections 3.1, 3.2 and 3.4 and allocations thereof under Plan Section 4, and for purposes of applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury may allow, Annual Compensation shall only include the total pay paid to an Employee for the portion of the Plan Year during which the Employee was a Participant;

(b) in determining the amount of contributions made on behalf of an Employee under Plan Section 3 and allocations thereof under Plan Section 4, Annual Compensation includes vacation pay and pay for personal days, holidays, shift-differential and Before-Tax Participant Contributions under the Plan or before-tax contributions made under any other plan sponsored by the Plan Sponsor and shall also include lump sum awards, variable pay sales incentive bonuses, VIP payments under the Variable Incentive Program, overtime and commissions, and premium pay but shall not include severance in any form or other forms of extraordinary remuneration, deferred compensation, sick pay or any disability pay, other distributions which receive special tax treatment, end of the year bonuses under the Management Incentive Plan and awards under the U.S. incentive plan, and other bonuses;

(c) if, with respect to a Plan Year, the “Compensation Percentage,” as defined below, for Highly Compensated Employees is greater than the Compensation Percentage for non-Highly Compensated Employees by more than a de minimis amount, then Subsection (b) of this Plan Section shall not apply for purposes of Plan Sections 3.4 and 4.1(d). The “Compensation Percentage” for a group of Employees is the average of the Compensation Ratio for each Employee in the group. An Employee’s Compensation Ratio is the Employee’s Annual Compensation determined in accordance with Subsection (b) hereof divided by such Employee’s Annual Compensation determined without regard to Subsection (b) hereof;

(d) for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year but was contributed by a Plan Sponsor on behalf of the Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h) or 132(f)(4); and

(e) effective January 1, 2008, the term “Annual Compensation” as defined in this Section 1.5, shall include any payments made to a Participant by the later of (1) two and one-half (2-1/2) months after the date of the Participant’s severance from employment with the Plan Sponsor or (2) the end of the limitation year (as defined in Section 3 of Appendix A) that includes the date of the Participant’s severance from employment with the Plan Sponsor, provided that, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Plan Sponsor and are regular compensation for services performed during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation.

1.6 “Annual Compensation Limit” means $245,000 (for 2010), which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury in accordance with Code Section 401(a)(17)(B).

1.7 “Basic Contribution” means that portion of the Participant Contribution made on behalf of an Eligible Participant for any payroll period not in excess of six percent (6%) of the Participant’s Annual Compensation payable during the payroll period. Before-Tax Participant Contributions shall first be characterized as Basic Contributions, and then, if such contributions do not equal or exceed six percent (6%) of the Participant’s Annual Compensation, After-Tax Participant Contributions shall be characterized as Basic Contributions.

1.8 “Before Tax Participant Contribution” means that portion of the Participant Contribution made on behalf of an Eligible Participant pursuant to Plan Section 3.1.

1.9 “Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means (a) the Participant’s spouse or (b) if no spouse is alive, the

Participant’s surviving children, or (c) if no children are alive, the Participant’s parent or parents, or (d) if no parent is alive, the Participant’s sibling or siblings, or if no sibling is alive, the legal representative of the deceased Participant’s estate. Notwithstanding the preceding sentence, the spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse’s consent acknowledges the effect of the designation and is witnessed by a notary public. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Participant, the Participant’s beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a), (b), (c) or (d) hereof shall be the Beneficiary.

1.10 “Benefit Appeals Committee” means an individual or group of individuals appointed by the Plan Administrator to review appeals of claims for benefits pursuant to Plan Section 13.4.

1.11 “Board of Directors” means the Board of Directors of the Primary Sponsor.

1.12 “Break in Service” means, the failure of an Employee to perform an Hour of Service within the twelve-consecutive-month period commencing on his Severance Date.

1.13 “Code” means the Internal Revenue Code of 1986, as amended.

1.14 “Company” means Avon Products, Inc.

1.15 “Company Stock” means (a) Qualifying Employer Securities which are common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations which includes the Primary Sponsor (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C)) and with voting power and dividend rights no less favorable than the voting power and dividend rights of any other common stock issued by the Primary Sponsor or the other corporation, or (b) Qualifying Employer Securities which are noncallable preferred stock issued by the Primary Sponsor, which are at all times immediately convertible into the stock described in Subsection (a) above at a conversion price which is reasonable.

1.16 “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.17 “Disability” means a disability of a Participant within the meaning of Code Section 72(m)(7), to the extent that the Participant is, or would be, entitled to disability retirement benefits under the federal Social Security Act. The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

1.18 “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. A former Employee’s surviving Beneficiary, even though not a surviving spouse, is a Distributee with regard to the interest of the Beneficiary.

1.19 “Effective Date” means January 1, 2010.

1.20 “Elective Deferrals” means, with respect to any taxable year of the Participant, the sum of

(a) any Before-Tax Participant Contributions;

(b) any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(1) be included in the Participant’s gross income for the taxable year; and

(c) any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3).

1.21 “Eligibility Service” means one (1) year of Service.

1.22 “Eligible Employee” means any Employee of a Plan Sponsor, Avon Capital Corporation or Avon International Operations other than those Employees whose principal place of employment is Caguas, Puerto Rico. Eligible Employee shall not include an Employee who is: (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan; (b) a ‘Leased Employee’ (as defined below); (c) deemed to be an Employee of the Plan Sponsor pursuant to regulations under Code Section 414(o); (d) a nonresident alien who received no earned income from the Plan Sponsor which constitutes income from sources within the United States; (e) an Employee employed at the Mirabella or Lomalinda locations of the Plan Sponsor in Puerto Rico; or (f) receiving a pension or an individual receiving severance pay from a Plan Sponsor or Affiliate. For purposes of this Plan Section 1.22 and Plan Section 1.26, an Employee shall be deemed to be a ‘Leased Employee’ within the meaning of Code Section 414(n)(2) if the individual is a person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person, has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the service recipient.

An “Eligible Employee” will not include any individual who works, or who was hired to work, or who was advised that he or she works, as determined by the Plan Administrator:

(w) as an independent contractor or an employee of an independent contractor;

(x) as a temporary employee, regardless of the length of time that he or she works at the Plan Sponsor;

(y) through a temporary placement agency, job placement agency, or other third party; or

(z) as part of an employee leasing arrangement between a Plan Sponsor and any third party.

For the purposes of this Plan, the exclusions described above in (w)-(z) will remain in effect even if the Internal Revenue Service, a court or any other governmental or administrative agency determines that such individuals are common law employees and not independent contractors. Such individuals will not be retroactively permitted to participate in the Plan.

1.23 “Eligible Participant” means each Eligible Employee who has met the requirements of Plan Sections 2.1 and 2.2.

1.24 “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution

(a) an individual retirement account described in Code Section 408(a);

(b) an individual retirement annuity described in Code Section 408(b);

(c) an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b);

(d) a qualified trust described in Code Section 401(a); or

(e) an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan. An “Eligible Retirement Plan” for a Distributee who is a surviving Beneficiary but not a spouse will only include (a) and (b) above.

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402(a) an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.

1.25 “Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s account, except that an Eligible Rollover Distribution does not include:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more;

(b) any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c) any distribution which is made upon hardship of the Employee; and

(d) except as otherwise provided in this Plan Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities).

An “Eligible Rollover Distribution” shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(x) an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(h) (other than an endowment contract); or

(y) a qualified trust as described in Code Section 401(a) but only to the extent that:

(1) the distribution is made in a direct trustee-to-trustee transfer;

(2) the transferee plan is a defined contribution plan; and

(3) the transferee plan agrees to separately account for amounts transferred (including a separate accounting for the portion of the distribution which is includable in income and the portion which is not includable in income).

1.26 “Employee” means any person who is: (a) employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act; (b) a ‘Leased Employee’ (as defined in Plan Section 1.22 above); or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.27 “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for which he is paid or entitled to be paid by a Plan Sponsor or an Affiliate for the performance of duties. If an Employee is reemployed by a Plan Sponsor or Affiliate after incurring a Severance Date, the date in which he first performs an Hour of Service for which he is entitled to be paid by a Plan Sponsor or Affiliate for the performance of duties after such Severance Date shall also be an Employment Commencement Date.

1.28 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.29 “ESOP” means the stock bonus plan set forth in the Plan which is an employee stock ownership plan as defined in Code Section 4975(e)(7) and the regulations promulgated thereunder. The ESOP shall consist of all ESOP Company Account, Company Stock Subaccounts, the Unallocated Company Contribution Account, Other Investment Subaccount and the Loan Suspense Account.

1.30 “Fair Market Value of Company Stock” means:

(a) if the Company Stock is not Publicly Traded, the value as determined by an Independent Appraiser; or

(b) if the Company Stock is Publicly Traded, the price most recently bid or asked, as appropriate, or paid for Company Stock listed on any exchange, quoted through the National Association of Securities Dealers, Inc. Automated Quotation System, or traded in the over-the-counter market.

1.31 “Full Time Regular Employee” means any Employee who is regularly scheduled to work at least 75% of the full-time weekly schedule applicable to the Employee’s specific location.

1.32 “Fund” means the amount at any given time of Company Stock, cash and other property held by the Trustee pursuant to the Plan.

1.33 “Guarantee” means any guarantee of payment of an Acquisition Loan by a person or entity other than the Plan.

1.34 “Highly Compensated Employee” means each Employee who:

(a) was at any time during the Plan Year or the immediately preceding Plan Year an owner of five percent (5%) or more of the outstanding stock of a Plan Sponsor or an Affiliate or five percent (5%) or more of the total combined voting power of all stock of a Plan Sponsor or an Affiliate, or

(b) received Annual Compensation in excess of $110,000 (for 2010) during the immediately preceding Plan Year, which amount may be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury.

(c) For purposes of this Plan Section, a former Employee shall be treated as a Highly Compensated Employee if (1) the former Employee was a Highly Compensated Employee at the time the former Employee separated from service with the Plan Sponsor or Affiliate or (2) the former Employee was a Highly Compensated Employee at any time after the former Employee attained age 55.

(d) For purposes of this Plan Section, Employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliate from sources within the United States shall not be treated as Employees.

1.35 “Hour of Service” means

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed.

(b) Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made, provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Plan Section shall be subject to the limitations set forth in Subsection (c).

(d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement. The hours described in this Subsection (d) shall be credited (x) only in the computation period in which the absence from work begins if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (y), in any other case, in the next following computation period.

(e) The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530 2006-2(b) and (c) of the US Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Plan Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate;

(f) In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor authorizing the counting of such service, and

(g) Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the “Act”), each hour (as determined pursuant to the Act) for which an Employee is granted leave under the Act (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job.

1.37 “Independent Appraiser” means an individual who holds himself out to the public as an appraiser, who is qualified to make an appraisal of Company Stock, who understands that a false or fraudulent overstatement of the value of Company Stock may subject him to a civil penalty under Code Section 6701 and who is not

(a) the seller of Company Stock,

(b) the Plan Sponsor or an Affiliate,

(c) any person employed by or related to (within the meaning of Code Section 267(b)) the persons described in Subsections (a) or (b) of this Plan Section,

(d) a party to the transaction by which the person selling or contributing any Company Stock to the Plan acquired the Company Stock (unless the Company Stock is sold or contributed to the Plan within 2 months of its acquisition and its appraised price does not exceed its acquisition cost), or

(e) any person whose relationship with a person described in Subsections (a), (b), (c) or (d) of this Plan Section is such that a reasonable person would question the independence of the appraiser.

1.38 “Individual Fund” means those funds with varying investment objectives maintained by the Trustee for the investment of certain Accounts under the Plan in accordance with Plan Section 5. The Plan Administrator shall specify from time to time to the Trustee or Investment Manager, as applicable, the identity of and the investment goals and objectives for each Individual Fund. As to each of the Individual Funds, the Trustee shall be authorized to purchase short-term investments pending the selection and purchase of investments suitable for a particular Individual Fund. Pending the selection and purchase of suitable investments, which decision by the Trustee shall be conclusive, or the payment of expenses or other anticipated distributions, the Trustee may retain in cash, without liability for interest, such portion of the Individual Fund as it shall deem reasonable under the circumstances.

1.39 “Investment Committee” means an individual or group of individuals appointed by the Retirement Board whose duties are set forth in SECTION 12.

1.40 “Investment Manager” means an investment manager within the meaning of Section 3(38) of ERISA (other than the Trustee, the Plan Administrator, the Retirement Board, the Investment Committee, or a Plan Sponsor) which is appointed by the Investment Committee to manage, acquire, or dispose of all or a portion of the Fund as is designated by the Investment Committee.

1.41 “Loan Fund” means the Individual Fund of the Fund for the investment of an Eligible Participant’s Account in a promissory note by the Eligible Participant evidencing a loan to the Eligible Participant from the Fund.

1.42 “Named Fiduciary” means each of the following, solely to the extent of the fiduciary duties assigned to it under the Plan:

(a) the Plan Administrator;

(b) the Retirement Board;

(c) the Investment Committee; and

(d) the Benefit Appeals Committee.

1.43 “Normal Retirement Age” means age 65.

1.44 “Part-Time Employee” means any Employee regularly scheduled to work less than 75% of the full-time weekly schedule applicable to the Employee’s specific location.

1.45 “Participant” means each Eligible Employee or former Eligible Employee who has met the requirements of Plan Sections 2.1, 2.2, or 2.3 for so long as his vested Account has not been fully distributed pursuant to the Plan.

1.46 “Participant Contributions” means the contributions made on behalf of a Participant under Plan Sections 3.1 and 3.2.

1.47 “Plan” means the Avon Personal Savings Account Plan.

1.48 “Plan Administrator” shall have the meaning set forth in Plan Section 12.

1.49 “Plan Sponsor” means individually the Primary Sponsor and any Affiliate or other entity which, with consent of the Primary Sponsor, has adopted the Plan and Trust.

1.50 “Plan Year” means the calendar year.

1.51 “Primary Sponsor” means Avon Products, Inc.

1.52 “Publicly Traded” means listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934 (15 U.S.C. 780).

1.53 “Put Rights” mean the rights described in Plan Section 10.3.

1.54 “Qualifying Employer Security” means an employer security issued by a Plan Sponsor or an Affiliate which is stock or an equity security, or which is a bond, debenture, note, or certificate or other evidence of indebtedness which is described in ERISA Section 408(e) and Paragraphs (1), (2), and (3) of Code Section 503(e).

1.55 “Reserve Employee” means an Employee who is hired (a) to fill a full-time position as a substitute, or (b) to work during periods of special requirements.

1.56 “Retirement Board” shall have the meaning set forth in Plan Section 12.

1.57 “Retirement Date” means the date on which the Participant retires under the defined benefit pension plan qualified under Code Section 401(a), maintained by a Plan Sponsor or Affiliate, in which he last participated, or if he does not participate in any such plan, the date on which he retires on or after attaining Normal Retirement Age or becoming subject to a Disability.

1.58 “Rollover Amount” means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible Rollover Distribution under Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), or 457(e)(16), and any regulations issued thereunder.

1.59 “Service” means the sum of each period elapsed between an Employee’s Employment Commencement Date and any Severance Date immediately following thereafter. In determining Service, the following rules shall apply

(a) if an Employee performs one Hour of Service within twelve (12) months of a Severance Date described in Plan Section 1.60(a), or of the date the Employee was first absent from service for any other reason, any period of severance which would otherwise occur shall be ignored and be required to be taken into account in computing the Employee’s period of Service; and

(b) the period between the first anniversary and second anniversary of an absence from service for the reasons specified in Plan Section 1.60(b)(2) shall be neither a period of severance nor a period of Service, except as may otherwise be required under the Family and Medical Leave Act.

1.60 “Severance Date” means the earlier of:

(a) the date on which an Employee quits, is discharged, retires or dies; or

(b) (1) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Plan Sponsor for any other reason, such as vacation, layoff, or leave of absence, except that an approved leave of absence pursuant to the Family and Medical Leave Act will not be considered as an absence from service for this purpose; or

(2) in the case of an Employee who remains absent from service beyond the first anniversary of the first day of absence by reason of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child in the Employee’s home or adoption by the

Employee, or the caring for the child for the period immediately following its birth or adoption, the second anniversary of the first day of absence from service.

1.61 “Supplemental Contribution” means that portion of the Participant Contribution made on behalf of an Eligible Participant for any payroll period in excess of six percent (6%) of the Participant’s Annual Compensation payable during the payroll period.

1.62 “Termination Completion Date” means the last day of the fifth consecutive Break in Service computation period, determined under the Plan Section which defines Break in Service, in which a Participant completes a Break in Service.

1.63 “Termination of Employment” means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment, except that a Disability may be considered a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Plan Section 8.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

1.64 “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund.

1.65 “Trustee” means the trustee under the Trust.

1.66 “Valuation Date” means each business day.

1.67 “Vesting Service” means the number of years, disregarding fractional years, of Service credited to that Employee. Vesting Service shall include years during which a former Employee receives severance pay, but shall not include an Employee’s period of employment prior to January 1, 1985. In the case of an Employee who completes five consecutive Breaks in Service, all years of Vesting Service in Plan Years after his Termination Completion Date shall be disregarded in determining the vested portion of his Account derived from Plan Sponsor contributions which accrued before his Termination Completion Date.

SECTION 2

ELIGIBILITY

2.1 Eligibility.

(a) (1) Except as provided in paragraph (2) hereof, each Eligible Employee who is a Full-Time Regular Employee shall become a Participant as of the first pay period following his Employment Commencement Date and the processing by the Plan Administrator of his enrollment in the Plan indicating his election to participate in the Plan. An Eligible Employee shall enroll in the Plan in the form and manner prescribed by the Plan Administrator from time to time.

(2) Each Eligible Employee who is a Full-Time Regular Employee employed in the Avon Express Center, or kiosk operations, shall become a Participant as of the first pay period following the performance of ninety (90) days of Service following his Employment Commencement Date and the processing by the Plan Administrator of his enrollment in the Plan indicating his election to participate in the Plan. An Eligible Employee shall enroll in the Plan in the form and manner prescribed by the Plan Administrator from time to time. Notwithstanding the foregoing, any Eligible Employee who is a Full-Time Regular Employee who is employed at: (A) either the Miami, Florida or Los Angeles, California Avon Express Center locations on or after May 1, 2002; or (B) any other Avon Express Center location on or after March 1, 2003, shall become a Participant as of the date and in the manner described in Plan Section 2.1(a)(1) above.

(b) Each Eligible Employee who is a Reserve Employee or a Part-Time Employee shall become a Participant as of the first pay period following the completion of his Eligibility Service and the processing by the Plan Administrator of his enrollment in the Plan indicating his election to participate in the Plan. An Eligible Employee shall enroll in the Plan in the form and manner prescribed by the Plan Administrator from time to time.

(c) Each individual who was a Participant on the day immediately preceding the Effective Date shall continue as a Participant as of the Effective Date.

2.2 Effect of Reemployment. Each former Participant who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment as an Eligible Employee. Each former Employee who completes his Eligibility Service, if any is required, but terminates employment with a Plan Sponsor before becoming a Participant shall become a Participant as of the latest of the date he (a) is reemployed, (b) would have become a Participant if he had not terminated employment, or (c) becomes an Eligible Employee. Each other former Employee whose employment with a Plan Sponsor has terminated and who thereafter becomes an Eligible Employee may participate in the Plan on the date he satisfies the eligibility requirements of Plan Section 2.1.

2.3 Rollovers. Solely for the purpose of contributing a Rollover Amount to the Plan, an Eligible Employee who has not yet become a Participant pursuant to any other provision of this Plan Section 2 shall become a Participant as of the date on which the Rollover Amount is contributed to the Plan.

SECTION 3

CONTRIBUTIONS

3.1 (a) Deferral Amounts. The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund as Before-Tax Participant Contributions. Except to the extent permitted under Plan Section 3.1(c) and Code Section 414(v), the contribution made by a Plan Sponsor on behalf of a Participant under this Plan Section 3.1(a) shall be in an amount equal to the amount specified in the Participant’s deferral election, but not greater than 25% of the Participant’s Annual Compensation. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Plan Section 3.1(a).

(b) Limit on Deferral Amounts. Except to the extent permitted under Plan Section 3.1(c) and Code Section 414(v), Elective Deferrals shall in no event exceed the limit set forth in Code Section 402(g) in any one taxable year of the Participant. In the event the amount of Elective Deferrals exceeds Code Section 402(g) limit, in any one taxable year then,

(1) not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant’s Deferral Amounts which consist of excess Elective Deferrals, and

(2) not later than the immediately following April 15, the Plan may distribute the amount designated under Paragraph (1) above, and reduced by “Excess Deferral Amounts,” as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year. The income or loss allocable to the amount determined to be in excess of the limit on Before-Tax Contribution amounts described in this Plan Section 3.1(b) is the sum of: (x) income or loss allocable to the Participant’s Before-Tax Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Participant’s Before-Tax Contributions in excess of the Code Section 402(g) limit for the Plan Year and the denominator of which is the Participant’s Before Tax Participant Contribution Account without regard to any income or loss occurring during such Plan Year; and (y) ten percent (10%) of the amount determined under (x) multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if the distribution occurs after the fifteenth (15th) of such month.

The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan in the event that a Participant’s Elective Deferrals exceed the Code Section 402(g) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates. In the event that a Participant’s Elective Deferrals exceed the Code Section 402(g) limit, as adjusted, in any one taxable year under the Plan, other plans of the Plan Sponsor and its Affiliates and a plan sponsored by an unrelated employer, the Participant may request that the Plan distribute any amount in excess of the Code Section 402(g) limit within the time period permitted for making such corrections under the regulations under Code Section 401(k). In such event any related Personal Savings Account Matching Contributions for such distributed amount will be forfeited by the Participant.

(c) Catch-Up Contributions. A Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained age 50 on or before the last day of the Plan Year shall be eligible to elect to have a portion of his Annual Compensation otherwise payable to him for the Plan Year contributed by the Plan Sponsor to the Fund on his behalf as catch-up contributions in accordance with and subject to the limitations of, Code Section 414(v). Contributions made pursuant to this Plan Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Plan Section 3.1(b) and Appendix A hereto. The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C or Code Section 410(b), as applicable, by reason of the making of the catch-up contributions as described in this Plan Section 3.1(c). Effective January 1, 2009, the contribution made by the Plan Sponsor on behalf of a Participant who is eligible to contribute Deferral Amounts under this subsection (c) combined with the amount contributed by the Plan Sponsor on behalf of the Participant under Plan Section 3.1(a) may not be greater than 50% of the Participant’s Annual Compensation. The limitations under Plan Section 3.1(a) continue to apply.

(d) Allocation of Contribution. Contributions made pursuant to this Plan Section 3.1 shall be allocated to the 401(k) Account of the Participant on whose behalf they were made as soon as reasonably practicable following the date of withholding by the Plan Sponsor and receipt by the Trustee.

(e) Deferral Elections. The elections under this Plan Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage or dollar amount, as applicable, of Annual Compensation that the Participant desires to defer pursuant to Plan Section 3.1(a) and/or 3.1(c) and to have contributed to the Fund. Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures established by the Plan Administrator.

(f) After-Tax Participant Contributions. Subject to such rules and regulations as the Plan Administrator may from time to time prescribe, each Eligible Participant may contribute as an After-Tax Participant Contribution to the Fund in an amount of his Annual Compensation not in excess of 25% of the Eligible Participant’s Annual Compensation for the Plan Year reduced by the percentage of the Participant’s Annual Compensation which the Participant has elected to have contributed by Before-Tax Participant Contributions pursuant to Plan Section 3.1(a). After-Tax Participant Contributions shall be made to the Fund through regular payroll deductions.

3.2 Matching Contributions.

(a) The Plan Sponsor proposes to make contributions to the Fund with respect to each Eligible Participant in an amount equal to:

(1) one hundred percent (100%) of the Basic Contribution made on behalf of a Participant with respect to a payroll period to the extent that such contribution does not exceed the first three percent (3%) of the Eligible Participant’s Annual Compensation payable during such payroll period, and

(2) fifty percent (50%) of the Basic Contributions made on behalf of a Participant with respect to a payroll period to the extent that such contribution does not exceed the next three percent (3%) of the Eligible Participant’s Annual Compensation payable during such payroll period.

(b) Contributions under this Plan Section 3.2 may be made in the form of Company Stock, cash or other property acceptable to the Trustee. If the contribution to be made by the Plan Sponsor under Subsection (a) hereof with respect to such Basic Contributions is to be made in shares of Company Stock, as determined in the sole discretion of the Retirement Board, the number of shares of Company Stock to be contributed with respect to such Basic Contributions shall be based on the closing price of the Company Stock on the New York Stock Exchange on the day such Basic Contributions are made.

3.3 Permitted Deferral Election Changes. An Eligible Participant may change his rate of Before-Tax and After-Tax Participant Contributions by notifying the Plan Administrator in the manner and pursuant to rules established by the Plan Administrator. An Eligible Participant may change his deferral rate of either his Before-Tax or After-Tax Participant Contributions, or both to zero percent (0%), by notifying the Plan Administrator in the manner and pursuant to rules established by the Plan Administrator. Any such suspension shall be effective as of the first pay period after such suspension is processed pursuant to normal administrative procedures.

(a) An Eligible Participant who suspends his Participant Contributions may have them resumed following the period of suspension by notifying the Plan Administrator in the manner and pursuant to rules established by the Plan Administrator.

(b) If Participant Contributions on behalf of an Eligible Participant are suspended in their entirety by the Plan Administrator in order to satisfy the limitations set forth in Plan Section 3.1(b), Appendix A or Appendix C for a Plan Year, Participant Contributions may be resumed as of the first pay period of the following Plan Year or at such earlier date as may be permitted by the Plan Administrator.

3.4 Company Contributions. Each Plan Sponsor, subject to its right to terminate or amend its participation in the Plan and Trust or its obligation hereunder, shall make contributions to the Fund with respect to each Plan Year in an amount required to pay when due its allocable share of all required payments of interest and principal under any and all Acquisition Loans for the Plan Year (after the application of all or a portion of the contribution made under Plan Section 3.2 as is specified by the Plan Sponsor to be applied to the repayment of an Acquisition Loan) or a greater amount to be determined at the discretion of the Retirement Board. Contributions may be made in the form of Company Stock, cash or other properly acceptable to the Trustee. Company contributions made pursuant to this Section 3.4 are to the portion of the Plan constituting an ESOP.

3.5 Rollover Contributions. Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount to the Fund (which may include without limitation prohibitions against transferring certain categories of Rollover Amounts to the Plan); provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.

3.6 Contribution Limitations. Except as otherwise specified, contributions may be made only in cash or other property which is acceptable to the Trustee. In no event will the sum of contributions under Plan Sections 3.1, 3.2 and 3.4 exceed the deductible limits under Code Section 404.

3.7 Forfeitures. Forfeitures shall be used to reduce Plan Sponsor contributions under Plan Section 3.2 and then under Plan Section 3.4 and not to increase benefits.

3.8 Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

SECTION 4

ALLOCATIONS

4.1 Allocation of Contributions.

(a) As soon as reasonably practicable following the date of withholding by the Plan Sponsor, if applicable, and receipt by the Trustee, Participant Contributions and Rollover Amounts contributed by the Participant, shall be allocated to the Before-Tax Participant Account, the After-Tax Participant Account, and the Rollover Account, as applicable, of the Participant on behalf of whom the contributions were made.

(b) As soon as practicable after receipt, Plan Sponsor contributions under Plan Section 3.2 shall be allocated to the Personal Savings Account Matching Account of each Participant on behalf of whom such contributions were made.

(c) As of last day of each Plan Year, that portion of the Plan Sponsor contributions made under Plan Section 3.4 for the Plan Year which is contributed after that date shall be allocated to the ESOP Company Account of each Participant who is employed by the Plan Sponsor on the last day of the Plan Year, who was employed by the Plan Sponsor immediately prior to the date of the Participant’s death or Retirement Date if it occurred since the last day of the prior Plan Year, in the proportion that the Participant’s Annual Compensation for the Plan Year bears to the aggregate Annual Compensation for the Plan Year of all Participants entitled to an allocation under this Subsection (c).

(d) That portion of the Plan Sponsor contributions made under Plan Section 3.4 which is contributed before the last day of the Plan Year with respect to which it is contributed shall be credited immediately following its receipt by the Trustee to the Unallocated Company Contribution Account. As of the last day in each Plan Year, a Plan Sponsor’s contribution which has been credited during the Plan Year to subaccounts of the Unallocated Company Contribution Account, shall be allocated to the Company Stock Subaccount and Other Investment Subaccount, as applicable, of the ESOP Company Account of each Participant in the manner described in Subsection (c) of this Plan Section.

(e) All repayments of principal and interest on a Participant’s loan under the Loan Fund shall be allocated to the Participant’s Account, in accordance with his investment direction made under Plan Section 5.1, as soon as practicable following receipt.

4.2 Allocation of Net Income.

(a) Net income or net loss of the Plan shall be allocated as of each Valuation Date.

(b) Dividends Paid on Shares of Stock Upon the receipt by the Plan of a dividend payable with respect to shares of Company Stock held in the ESOP, the Primary Sponsor shall provide to each Participant (or, if the Participant is deceased, his Beneficiary), who has an interest in the ESOP the option to elect, within a reasonable period of time established by the Plan Administrator, to:

(1) receive a distribution of the dividend in cash from the Plan. Such distribution shall take place not later than the 90th day after the close of the Plan Year in which the dividend is received by the Plan; or

(2) have the dividend reinvested by the Plan in Company Stock, which stock is allocated to the Participant’s Account.

If a Participant does not make an election under this Plan Section in the time provided by the Plan Administrator, the Plan shall reinvest the dividend allocated to the Participant’s Account in Company Stock, as outlined in subsection (2) above.

4.3 Acquisition Loans.

(a) Company Stock purchased with the proceeds of an Acquisition Loan shall be credited to the Company Stock Subaccount of the Loan Suspense Account.

(b) Any shares of Company Stock which have been released from the Loan Suspense Account by reason of the payment of principal or interest on an Acquisition Loan from any ESOP Company Accounts, Former ESOP Matching Accounts or ESOP Matching Accounts shall be credited to the Company Stock Subaccounts of such Accounts as of the date of payment, all in the proportion that the total amount to be paid from each such Account on the date of payment bears to the aggregate amount paid from all such Accounts on the date of payment. Payment of principal and interest on an Acquisition Loan shall first be made from the Former ESOP Matching Accounts and the ESOP Matching Accounts, if and to the extent specified by the Retirement Board, and then from the ESOP Company Accounts.

(c) Any shares of Company Stock which have been released from the Loan Suspense Account by reason of the payment of a cash dividend or the receipt of other cash income thereon which is used to make a payment on an Acquisition Loan shall be credited to the Company Stock Subaccount of the Unallocated Company Contribution Account for later allocation to the Accounts of Participants in the manner set forth in Plan Section 4.1(d).

SECTION 5

INVESTMENT DIRECTIONS

5.1 Investment Elections. Each Participant may direct, in the manner and pursuant to the rules established by the Plan Administrator, to invest contributions in or to transfer amounts held in the Participant’s Account between one or more Individual Funds. Amounts allocated to the account of a Participant who has not made an investment election shall be allocated to the Plan’s default investment fund, which shall be the target retirement fund most appropriate to such Participant’s birth date, assuming a separation from service at Normal Retirement Age. No Participant may direct the investment of any of his Accounts held under the ESOP, except to the extent provided in Plan Sections 5.3 and 5.4.

(a) All investment directions shall be in multiples of one percent (1%) of future contributions being made at any time and the Participant’s current Account balance.

(b) Until a new investment direction is given in the manner specified by the Plan Administrator, investment of contributions to a Participant’s Account shall be governed by the investment election on file with the Plan.

(c) The Plan is intended to constitute a plan described in Section 404(c) of ERISA. To the extent permissible by law, none of the Trustee, Retirement Board, the Investment Committee, nor any Investment Manager shall be liable for any loss which results from a Participant’s exercise or failure to exercise his investment election.

(d) In the event that a Participant becomes aware of an error or omission pertaining to his or her account, including, without limitation, a failure to implement an investment direction or contribution election change, or to start loan repayment deductions, the Participant shall provide the Plan Administrator with prompt written notice, detailing such error or omission, within 60 days of date the first account statement is sent to such Participant following the occurrence of such error or omission. A Participant’s failure to provide notice within the specified time shall be deemed to constitute acceptance of any such error (including any related investment gain or loss or, in the case of loan repayment errors, adverse tax consequences).

5.2 Loan Fund. A Loan Fund shall be established by the Trustee for any Participant for whom a loan is made pursuant to Plan Section 6. The Loan Fund shall be credited with the amount of any loan made by the Plan to the Participant and interest thereon, and shall be debited with all principal and interest repayments of any such loans. Under rules established by the Retirement Board, a Participant’s interest in the Individual Funds shall be debited by the amount credited to the Participant’s Loan Fund. All principal and interest repayments debited to the Loan Fund shall be invested as contributions to the Participant’s Account pursuant to Plan Section 5.1. Each Loan Fund shall be invested in a note or notes made by the Participant evidencing the promised repayment of monies loaned to the Participant from the Fund.

5.3 ESOP Diversification. The portion of the Plan constituting the ESOP exists for the purpose of providing Participants with an opportunity aligned with the interests of the Company’s shareholders and therefore shall be invested in Company Stock except such portion as may be necessary to accommodate transfers from the ESOP to other Accounts. Each Participant may elect, in the manner and pursuant to the rules established by the Retirement Board, to transfer up to 100% of the balance (in multiples of 1%) in the Participant’s Account under the ESOP and shall be exclusively responsible, in accordance with Section 404(c) of the Code and otherwise, for exercising such investment discretion within such rules. The proceeds of such transfers shall be invested among Individual Funds in accordance with the Participant’s election pursuant to Plan Section 5.1.

5.4 Tender Offers. In the event of a tender offer for Company Stock, each Participant shall be entitled to direct the Trustee to tender and sell to the person or corporation making such offer the number of shares (including fractional shares) of Company Stock standing to the credit of his Account as of a date selected by the Retirement Board preceding as closely as practicable the commencement of the tender offer (less the number of shares, if any, distributed from his Account between such date and the last date upon which shares may be tendered pursuant to the tender offer). Promptly after the commencement of a tender offer (which shall be deemed to commence at 12:01 A.M. New York time on the date the tender offer is first published or distributed to shareholders), the Retirement Board shall (a) determine the total number of shares of Company Stock which each Participant is entitled to direct the Trustee to tender and (b) in accordance with the procedures provided by the Trust inform the Trustee of the names of the Participants and the number of shares (including fractional shares) of Company Stock each is entitled to direct the Trustee to tender. Within 120 hours after the commencement of a tender offer and in accordance with the procedures provided by the Trust, the Primary Sponsor shall provide to each Participant (x) the written tender offer information provided to shareholders of the Primary Sponsor, (y) a statement of the number of full and fractional shares of Company Stock which the Participant may direct the Trustee to tender and (z) the means established and paid for by the Primary Sponsor by which a Participant may instruct the Trustee to tender.

Thereafter, during the pendency of the tender offer, the Primary Sponsor shall promptly provide each Participant with any additional written tender offer information that is provided to shareholders of the Primary Sponsor but except for directions as to how to use the forms provided for giving instructions, the Primary Sponsor shall not provide to Participants any information or guidance not provided to all shareholders. The Trustee shall tender or not tender (or withdraw from tender) shares in accordance with such instructions. The Trustee shall determine in its own discretion, or may, with the consent of the Primary Sponsor which consent shall not be unreasonably withheld, appoint an independent fiduciary to determine whether to tender shares for which timely instructions are not received. In any event, the Trustee shall not tender any shares until a time not sooner than before the last day (the “Expiration Time”) shares can be tendered under the terms of the tender offer as announced prior to the time of tender, except that in the case of an offer for less than all of the Primary Sponsor’s shares, if the proration period ends before the Expiration Time, the Trustee will tender such shares not sooner than three hours before the end of the proration period. If permitted to do so under the terms of the tender offer and applicable law, the Trustee will withdraw from the tender offer any shares tendered pursuant to the offer on behalf of a Participant if the Participant shall have requested the withdrawal of such shares. A Participant shall not be limited as to the number of instructions to tender or withdraw that he may give to the Trustee. All shares that have been tendered pursuant to Participants’ instructions and have not been withdrawn prior to the expiration of the tender offer will be sold by the Trustee in accordance with the terms of the tender offer. Tender offer instructions received from Participants shall be held in confidence by the Trustee and shall not be divulged to the Primary Sponsor or to any officer or employee thereof, or to any other person other than such agents of the Trustee as they may appoint to perform their duties under this Plan Section.

A direction by a Participant to the Trustee to tender shares of Company Stock credited to his Account shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any portion of his Account. The Retirement Board shall credit to the Account of the Participant from which the tendered shares of Company Stock were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from that Account. Such proceeds shall be invested in accordance with the investment election by the Participant, but without regard to any election to invest in Company Stock.

In the event of a tender offer for shares of Company Stock, the Trustee shall accept or reject the tender offer for the shares of Company Stock held in the Unallocated Company Contribution Account, Loan Suspense Account (collectively, the “Allocated Suspense Shares”), as follows.

(a) Each Participant who was an Employee as of the last day of the preceding Plan Year and who is an Employee at the time of any action described in this Subsection (a), shall be allocated, solely for the purpose of instructing the Trustee as to the acceptance or rejection of any tender offer for the Company Stock and for the purpose set forth in Plan Section 12.9 hereof, a portion of the total number of Allocated Suspense Shares based upon the proportion by which the Participant’s Annual Compensation for the preceding Plan Year bears to the total Annual Compensation for the preceding Plan Year of all Participants who are then eligible to receive an allocation of Allocated Suspense Shares. A Participant to whom Allocated Suspense Shares are allocated pursuant to this Subsection (a) shall be the named fiduciary with respect to such shares for the purpose of instructing the Trustee as to the acceptance or rejection of any tender offer or instructing the Trustee as to all matters requiring a vote by the Trustee in accordance with the provisions of Plan Section 12.9 hereof.

(b) Each Participant shall instruct the Trustee as to his desire to accept or reject the tender offer as to his Allocated Suspense Shares. The Trustee shall then total all instructions received from the Participants as to the instructions desiring acceptance of the tender offer and the number or Allocated Suspense Shares applicable thereto, and as to the instructions desiring rejection of the tender offer and the number of Allocated Suspense Shares applicable thereto.

(c) The Trustee shall either accept or reject the tender offer as to the Allocated Suspense Shares on the basis of the Participants’ instruction applicable to a majority of the Allocated Suspense Shares for which such directions have been received.

SECTION 6

LOANS

6.1 Eligibility for Plan Loans. Subject to the provisions of the Plan and the Trust and pursuant to rules established by the Plan Administrator, each Eligible Participant shall have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund an amount not to exceed that portion of his vested Account not invested in the ESOP. In addition, each “party in interest,” as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee, (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a “qualified domestic relations order,” as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.

6.2 Application. In order to apply for a loan, a borrower must complete and submit to the Plan Administrator documents provided by the Plan Administrator for this purpose or shall otherwise apply pursuant to the rules and procedures established by the Plan Administrator from time to time.

6.3 Availability. Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower’s creditworthiness and ability to repay. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Participant’s vested Account not invested in the ESOP, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants’ vested Accounts. A Participant who has previously defaulted on a Plan loan shall not be eligible for another plan loan unless and until the previously defaulted Plan loan is repaid.

6.4 Interest. Each loan shall bear a “reasonable rate of interest” and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time.

6.5 Security. Each loan shall be adequately secured, with the security for the outstanding balance or all loans to the borrower to consist of one-half (1/2) of the Participant’s vested Account.

6.6 Amount. Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Code Section 401, shall not exceed the lesser of:

(a) $50,000, reduced by the excess, if any, of

(1) the highest outstanding balance, during the one (1) year period immediately preceding the day prior to the date on which such loan was made, of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and as Affiliates, over

(2) the outstanding balance of all other loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made, or

(b) one-half (1/2) of the value of the borrower’s interest in the vested Account attributable to the Participant’s Account.

For purposes of this Plan Section, the value of the vested Account attributable to a Participant’s Account shall be established as of the most recent Valuation Date preceding the date of application for the loan, and shall be adjusted for any distributions made through the date of the origination of the loan.

6.7 Repayment. Each loan, by its terms, shall be repaid within five (5) years, except that any loan which is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the borrower may, by its terms, be repaid within ten (10) years. Plan loans may be prepaid.

6.8 Minimum Amount. Each loan shall be made in an amount of no less than $1,000.

6.9 Accelerated Repayment. The entire unpaid principal sum and accrued interest shall, at the option of the Plan Administrator, become due and payable if (a) a borrower fails to make any loan payment when due, (b) a borrower ceases to be a “party in interest”, as defined in ERISA Section 3(14), (c) the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan, or (d) a borrower makes any untrue representations or warranties in connection with the obtaining of the loan. In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan, including, but not limited to, the following: (x) direct the Trustee to deduct the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from any benefits that may become payable out of the Plan to the Borrower, (y) direct the Plan Sponsor to deduct and transfer to the Trustee the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan from any amounts owed by the Plan Sponsor to the borrower, or (z) liquidate the security given by the borrower, other than amounts attributable to a

Participant’s Before-Tax Basic and Supplemental Contribution Accounts, and deduct from the proceeds the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan. If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys’ fees in an amount equal to ten percent (10%) of the amount then due and all costs of collection.

6.10 Administration. Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor. The Plan Administrator shall be authorized to administer the loan program of this Plan Section and to institute additional rules governing loans, and shall act in his sole discretion to ascertain whether the requirements of such regulations and rulings and this Plan Section have been met.

6.11 Acquisition Loans.

(a) The Plan Administrator may direct the Trustee to obtain Acquisition Loans under the ESOP. An Acquisition Loan shall meet all requirements necessary to constitute an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii). At the time an Acquisition Loan is made, the interest rate for the Acquisition Loan and the price of Company Stock to be acquired therewith may not be such that assets of the Plan might be drained off. The terms of an Acquisition Loan must, at the time the Acquisition Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties. An Acquisition Loan may not be obtained if when it is obtained the Plan Administrator knows that federal or state law will be violated by the Primary Sponsor honoring the Put set forth in Plan Section 10.3. The proceeds of any Acquisition Loan shall be used within a reasonable time after the Acquisition Loan is obtained and may only be used to purchase Company Stock, to repay the Acquisition Loan, or to repay any prior Acquisition Loan. An Acquisition Loan shall provide for no more than a reasonable rate of interest. An Acquisition Loan must be without recourse against the Plan and must be for a specific term and not payable at the demand of any person, except in case of default. For purposes of this Plan Section, “default” shall mean the failure to pay any amount due under the Acquisition Loan, or any other event specified in the agreement memorializing the Acquisition Loan. The Acquisition Loan’s number of years to maturity must be definitely ascertainable. The only assets of the Fund that may be given as collateral for an Acquisition Loan are shares of Company Stock acquired with its proceeds or used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The Company Stock pledged shall be credited to the Loan Suspense Account. No person entitled to payment under an Acquisition Loan shall have recourse against the Fund other than that collateral, Plan Sponsor contributions in cash that are made to meet obligations under the Acquisition Loan, and earnings attributable to that collateral and investment of Plan Sponsor contributions. In the event of a default upon an Acquisition Loan, the value of assets of the Plan transferred in satisfaction thereof shall not exceed the amount of default. If the lender under an Acquisition Loan is a person described in Code Section 4975(e)(2), the Acquisition Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan. A pledge of Company Stock must provide for the release of shares pledged, as provided in Subsection (b) below, upon the payment of any portion of the Acquisition Loan. An amendment of a loan in order to qualify under this section shall not be a refinancing of the loan or the making of another loan.

(b) For each Plan Year during the duration of the Acquisition Loan, the number of shares of Company Stock released from any pledge and from the Loan Suspense Account must equal the number of shares acquired with the proceeds of the Acquisition Loan held immediately before release for the current Plan Year multiplied by a fraction the numerator of which is the amount of principal and interest paid for that Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. These years are determined without taking into account any possible extension or renewal periods. In the event the interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral in the Loan Suspense Account includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class. Notwithstanding the above, the number of shares of Company Stock released from any pledge and from the Loan Suspense Account for each Plan Year during the duration of an Acquisition Loan may be determined by reference to principal payments only, if (1) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for ten years, (2) interest included in any payment is disregarded only to the extent that it is determined to be interest under standard loan amortization tables, and (3) by reason of a renewal, extension, or refinancing during or prior to the Plan Year, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan do not exceed ten years.

(c) Payments of principal and interest on any Acquisition Loan during a Plan Year shall be made by the Trustee only from (1) Plan Sponsor contributions made to the Trust to meet the Plan’s obligation under an Acquisition Loan, earnings from Plan Sponsor contributions, and any cash dividends attributable to Company Stock given as collateral for an Acquisition Loan (both received during or prior to the Plan Year), and (2) the proceeds of a subsequent Acquisition Loan made to repay a prior Acquisition Loan. Company Stock and earnings must be accounted for separately by the Plan until the Acquisition Loan is repaid.

(d) In the event that the contributions are insufficient to enable the Trust to pay principal and interest on the Acquisition Loan as it is due, then upon the Trustee’s request the Plan Sponsor shall make an Acquisition Loan to the Trust, as described in Treasury Regulation Section 54.4975-7(b)(4)(iii), in sufficient amounts to meet principal and interest payments. The new Acquisition Loan shall also meet all requirements of an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii). Company Stock released from the pledge of the prior Acquisition Loan shall be pledged as collateral to secure the new Acquisition Loan. The Company Stock will be released from this new pledge and allocated to the Accounts of the Participants in accordance with applicable provisions of the Plan.

The provisions of this Plan Section 6.11 shall continue to be applicable to shares of Company Stock acquired hereunder and held in the Loan Suspense Account even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

SECTION 7

HARDSHIP DISTRIBUTIONS AND IN-SERVICE WITHDRAWALS

7.1 Withdrawals During Employment.

(a) An Eligible Participant may withdraw, in cash, any portion of his Account pursuant to the following withdrawal rules:

(1) Withdrawal At Any Time. Eligible Participants may withdraw up to 100% of the sum of:

(A) the Eligible Participant’s After-Tax Contributions made before January 1, 1987, excluding earnings thereon, not previously withdrawn; but not more than the current value of his After-Tax Participant Contributions then held under the Plan;

(B) the amount of earnings, if any, attributable to the Eligible Participant’s After-Tax Contributions made before January 1, 1987, not previously withdrawn;

(C) the Eligible Participant’s After-Tax Contributions, and earnings thereon, made on or after January 1, 1987, not previously withdrawn; but not more than the current balance of the Eligible Participant’s After-Tax Participant Accounts; plus

(D) the current balance in the Eligible Participant’s Rollover Accounts; and

(E) the vested portion of the current balance in the Eligible Participant’s Pre-1992 Company Matching Account and Post-1991 Matching Account and Stock Grant Program Account provided that an Eligible Employee who has participated in the Plan for less than five years from the date of the first Participant Contribution may not withdraw matching contributions that have been in the Plan for less than two years.

(2) Eligible Participants who have attained age 59-1/2 may withdraw any dollar amount up to 100 percent of the sum of:

(A) the maximum available under (1) above;

(B) the current balance of the Eligible Participant’s Before-Tax Participant Account; and

(C) the current balance of the Eligible Participant’s Personal Savings Account Matching Account.

(3) Eligible Participants who suffer a financial hardship, subject to Plan Sections 7.2 and 7.3, may withdraw any dollar amount up to 100% of the sum of:

(A) the maximum available under Plan Section 7.1(a)(2) above, except that amounts described in Plan Section 7.1(a)(2)(B) shall be limited as described in (B) below; and

(B) the current balance in the Eligible Participant’s Before-Tax Accounts, provided that no earnings after December 31, 1988, on Participant Before-Tax Contributions may be withdrawn unless the Eligible Participant has attained age 59 1/2.

(b) If a withdrawal is made by an Eligible Participant that includes any portion of the Eligible Participant’s post-1986 After-Tax Participant Account, Plan Sponsor Contributions on the Participant’s behalf under Plan Section 3.2(a) shall be suspended for three months, provided, however, that such suspension will be waived in the case of a withdrawal made on account of financial hardship as described in Plan Section 7.2. All Participant Contributions during the three-month suspension period shall not be eligible for Plan Sponsor contributions pursuant to Plan Section 3.2.

(c) An Eligible Participant may not make a withdrawal more frequently than twice in any Plan Year, except in the case of financial hardship under Plan Section 7.2. In the case of a Financial Hardship under Plan Section 7.2, there are no limits on the number of withdrawals per Plan Year, except that for financial hardship under Plan Section 7.2(d), an Eligible Participant may not make a withdrawal more frequently than twice during any Plan Year.

(d) Withdrawals are based upon the value of an Eligible Participant’s Account as of the Valuation Date immediately following the receipt by the Plan Administrator of an Eligible Participant’s request for withdrawal in the manner prescribed by the Plan Administrator, if such request is received on or before the date specified by the Plan Administrator. If the request is received after the date specified by the Plan Administrator, withdrawals are based upon the value of the Eligible Participant’s Account as of the next practicable Valuation Date.

(e) Withdrawal amounts shall be paid out proportionately from applicable Individual Funds in which the portion of the Eligible Participant’s Account being withdrawn is invested.

(f) Notwithstanding the above, withdrawals during employment shall be controlled by the Plan provision in effect at the time such withdrawal is requested.

(g) Any distributions pursuant to this Plan Section 7 shall be subject to the Eligible Rollover Distribution rules set forth in Plan Section 11.2.

7.2 Financial Hardship.

A distribution will be deemed to be on account of financial hardship if the distribution is on account of:

(a) Expenses for (or necessary to obtain) medical care for the Eligible Participant, his or her spouse, or any dependents of the Eligible Participant that would be deductible under Code Section 213(a) (determined with regard to whether the expenses exceed 7.5% of adjusted gross income); or

(b) Costs directly related to the purchase of a principal residence for the Eligible Participant (excluding mortgage payments); or

(c) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Eligible Participant, or the Eligible Participant’s spouse, children or dependents (as defined in Code Section 152, and without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)); or

(d) Payments necessary to prevent the eviction of the Eligible Participant from the Eligible Participant’s principal residence or foreclosure on the mortgage on that residence; or

(e) Payments for burial or funeral expenses for the Eligible Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

(f) Expenses for the repair of damage to the Eligible Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of (b), “principal residence” is defined as the residence at which the Eligible Participant intends to spend the majority of his time (the Eligible Participant must intend to physically occupy the residence 183 days or more during a calendar year). Physical occupation of the residence is evidenced by all of the following:

(w) the residence is close to the Eligible Participant’s place of employment;

(x) the residence is the principal abode of the Eligible Participant’s immediate family members (spouse, domestic partner and/or children only);

(y) the residence’s address is where the Eligible Participant is listed for purposes of the Eligible Participant’s state and federal income tax filings; or

(z) the residence’s address is where the Eligible Participant receives a majority (more than fifty percent (50%)) of bills and correspondence.

If the Eligible Participant does not occupy such residence at the time of the purchase, such Eligible Participant must intend to occupy such residence within 183 days of the request for the hardship withdrawal and must actually occupy such residence within such period. A second home or a vacation home will never qualify as a principal residence unless such Eligible Participant satisfies the requirements described above.

For purposes of (d) and (f), “principal residence” is defined as residence at which the Eligible Participant spent the majority of his or her time during the previous or current calendar year (the Eligible Participant physically occupies the residence 183 days or more during a calendar year). If the hardship withdrawal request is for (d) or (f) above, is made for a residence where the 183-day requirement is not satisfied because the Eligible Participant recently moved to such residence, the Eligible Participant may still satisfy the requirement if the majority of items listed in (w)-(z) above indicate that such residence is the Eligible Participant’s principal residence.

The Primary Sponsor’s Code of Conduct requires that an Eligible Participant’s hardship withdrawal application satisfy one of the above requirements. An application for a hardship withdrawal which willfully violates these requirements is a violation of the Primary Sponsor’s Code of Conduct and could subject the Eligible Participant to disciplinary action.

7.3 Hardship Documentation. In addition to the requirements set forth in Plan Section 7.2, any distribution for financial hardship under Plan Section 7.1(a)(3) shall not be in excess of the amount necessary to satisfy the need determined under Plan Section 7.2 and shall also be subject to the following requirements:

(a) the Eligible Participant shall first obtain all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Plan Sponsor, and

(b) the Plan Sponsor shall not permit Elective Deferrals, including catch-up contributions as described in Code Section 414(v), or after-tax employee contributions to be made to the Plan of any other plan maintained by the Plan Sponsor, for a period of six (6) months after the Participant receives the withdrawal pursuant to this Plan Section.

Such distribution shall be made only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt, and shall also be made in accordance with the Eligible Rollover Distribution rules set forth in Plan Section 11.2. Any determination of the existence of hardship and the amount to be distributed on account thereof shall be made by the Plan Administrator in accordance with the foregoing rules; provided that any such distribution may include the amount necessary to pay any federal, state, and local income taxes and penalties reasonably anticipated to result from the distribution. A distribution under this Plan Section shall be made in a lump sum to the Participant as soon as administratively feasible following the date the request is received by the Plan Administrator.

SECTION 8

PAYMENT OF BENEFITS ON RETIREMENT OR

TERMINATION OF EMPLOYMENT

8.1 Determination of Benefit. In the event of a Termination of Employment of a Participant (including the Termination of Employment of a Participant on or after reaching age 65), the Participant’s vested Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date the Participant’s Account is valued for imminent payout purposes pursuant to normal administrative procedures, increased by any contributions or Rollover Amounts allocated to the Account of the Participant after that Valuation Date and reduced by any distributions therefrom.

8.2 Vesting. A Participant shall be 100% vested in the Participant’s Account.

8.3 Payment of Benefit. Subject to Plan Section 11.3, a Participant’s Account shall be paid to him, or in the event of his death to his Beneficiary. In the case of a Participant:

(a) who has a vested Account of $1,000 or less, as soon as practicable after the date he ceases to be an Employee; and

(b) who has a vested Account greater than $1,000, as soon as practicable following the date the Participant’s election is processed pursuant to the administrative procedures adopted by the Plan Administrator following the Participant’s Termination of Employment but in no event later than 60 days following the end of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant has elected in writing for payments to begin at a later date.

8.4 Form of Payment.

(a) The payment of a Participant’s vested Account shall be in the form of one lump sum to the extent practicable.

(b) A Participant with a vested Account greater than $1,000 may instead elect, at the time and in the manner prescribed by the Plan Administrator, to receive payment of his vested Account in the form of quarterly installments over a period of not less than 10 years and not greater than 15 years. The first installment payment will commence as soon as practicable following the date the Participant’s election is processed pursuant to the administrative procedures adopted by the Plan Administrator but in no event prior to the date the Participant ceases to be an Employee. Each next installment payment will be made each third month thereafter. The amount of the first installment payment will be a fraction of the value of the applicable portion of the Participant’s vested Account as of the end of the day immediately preceding the date at which the installment is to be paid, the numerator of which is one and the denominator of which is the total number of quarterly installments elected. The amount of each subsequent payment, other than the final payment, will be a fraction of the remaining value of the applicable portion of the Participant’s Account as of the end of the day immediately preceding each subsequent installment date, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. The final installment payment shall be equal to the remaining balance of the applicable portion of the Participant’s Account. Investment credits or losses shall continue to accrue on the unpaid balance of the Account. The Participant’s distribution from the portion of his Account invested in Company Stock, unless the Participant elects to receive his interest in such Accounts entirely in cash, shall be in whole shares of Company Stock (and cash in lieu of fractional shares). Distributions from the remaining Accounts shall be in cash. Pursuant to procedures established by the Plan Administrator, a Participant who is entitled to a distribution from the ESOP (1) has the right to demand that the distribution be distributed in the form of Company Stock and (2) if the Company Stock distributed from the ESOP is not Publicly Traded has a right to require that the Primary Sponsor repurchase the Company Stock distributed at the Fair Market Value of Company Stock in accordance with the provisions of Plan Section 10.3.

8.5 Consent. Except as otherwise provided herein, payment of the Participant’s Account shall be made as soon as administratively feasible after the Participant terminates employment; provided, however, if the Participant’s Account exceeds $1,000 it will not be distributed before the 60th day of the year following the year in which the Participant reached Normal Retirement Age, unless the Participant elected to receive an earlier distribution or to deter distribution pursuant to Plan Section 8.3(b).

8.6 Change in Vesting Schedule. If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect in all of his benefits accrued both before and after the amendment.

8.7 Reemployment of Participant. If a Participant has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account, the Participant’s Account shall be treated as the Account of a Participant who has not terminated employment other than in regard to allocations of Plan Sponsor contributions which would have been made to his Account at any Valuation Date occurring while the Participant was not employed by a Plan Sponsor.

SECTION 9

DEATH BENEFITS

If a Participant dies before receiving a distribution of his Account, his Beneficiary shall receive the Participant’s Account as soon as administratively feasible following the death of the Participant. Whether a deceased Participant’s Account must be paid in cash or in kind shall be determined in the same manner as under Plan Section 8.4. If a Participant dies before beginning to receive a distribution of his Account, the Participant’s Beneficiary shall receive the Participant’s Account in one lump sum as soon as administratively feasible following the death of the Participant. If a Participant dies after beginning to receive a distribution of his Account, the Participant’s Beneficiary shall receive the undistributed portion of the Account. The Account of a Participant who dies while an Employee shall become fully vested.

SECTION 10

CONDITIONS OF DISTRIBUTION OF COMPANY STOCK

10.1 Restricted Stock. To the extent necessary to comply with federal or state securities laws, each share certificate for Company Stock distributed pursuant to the Plan shall be clearly marked “RESTRICTED” on its face and, to the extent appropriate at that time, shall bear on its reverse side legends to the following effect:

(a) That the securities evidenced by the certificate were issued and distributed without registration under the federal Securities Act of 1933 (the “1933 Act”) or under the applicable laws of any state (collectively referred to as the “State Acts”), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

(b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Primary Sponsor, the sale or transfer would be:

(1) pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration; and

(2) a transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is in compliance with the State Acts.

(c) That the securities evidenced by the certificate were issued are distributed in accordance with the provisions of the Plan and Trust, are subject to the provisions thereof, and may not be sold or transferred except in compliance with those provisions.

10.2 Securities Laws. If necessary to comply with the 1933 Act or any applicable State Acts, shares of Company Stock distributable under the Plan must be acquired for investment and not with a view to the public distribution thereof. In furtherance thereof, as a condition of receiving Company Stock under the Plan, the Distributee may be required to execute an investment letter and any other documents that in the opinion of counsel reasonably acceptable to the Primary Sponsor, as issuer, are necessary to comply with the 1933 Act or any applicable State Acts or any other applicable laws regulating the issuance or transfer of securities.

10.3 Put Rights.

(a) Each Share of Company Stock distributed under the Plan shall be subject to Put Rights. The Put Rights grant to the distributee (or his heirs or legatees) the right to require the Primary Sponsor or its designee to purchase any shares of Company Stock which have been distributed from the Plan provided that the Company Stock is not Publicly Traded at the time (the “Put”). The Put shall be exercisable by giving written notice to the Primary Sponsor for a period of sixty (60) days following the date of distribution, and if the Put is not exercised within that 60-day period, for an additional period of 60 days which begins on the later of (1) the anniversary date of the Plan Year following the Plan Year of distribution, or (2) the day following the expiration of the initial 60 day period. In the case of Company Stock which is Publicly Traded without restriction when distributed but ceases to be so traded during either of the sixty (60) day periods, the Primary Sponsor must give notice to each distributee (or his heirs or legatees) in writing on or before the tenth (10th) day after the date the Company Stock ceases to be so traded informing each distributee (or his heirs or legatees) that for the remainder of the period the Company Stock is subject to the Put and setting forth the terms of the Put. The number of days between the tenth (10th) day and the date on which notice is actually given, if later, must be added to the duration of the Put. The period during which the Put is exercisable does not include the time when a distributee (or his heirs or legatees) is eligible to exercise it because the Primary Sponsor is prohibited from honoring it by applicable federal or state law.

(b) Except as provided in Plan Section 10.3 above, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call, option, buy-sell or similar arrangement while held by or when distributed from the Plan.

(c) The provisions of this Plan Section 10.3 shall continue to be applicable to shares of Company Stock acquired hereunder even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

SECTION 11

GENERAL RULES ON DISTRIBUTIONS

11.1 Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date coinciding with or preceding the date of distribution of the Account.

11.2 Eligible Rollover Distributions. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. If an Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than 30 days after the notice required under section 1.411(a)(11)(c) of the Income Tax Regulations is given, provided that:

(a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b) the Distributee, after receiving the notice, affirmatively elects a distribution.

11.3 Required Distributions. Notwithstanding any other provisions of the Plan,

(a) Prior to the death of a Participant, all retirement participants hereunder shall —

(1) be distributed to the Participant not later than the required beginning date (as defined below) or,

(2) be distributed, commencing not later than the required beginning date (as defined below) —

(A) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the Participant or over the lives of the Participant and his designated individual Beneficiary, if any, or

(B) in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated individual Beneficiary, if any.

(b) (1) If —

(A) the distribution of a Participant’s retirement payments have begun in accordance with Subsection (a)(2) of this Plan Section, and

(B) the Participant dies before his entire vested Account has been distributed to him,

then the remaining portion of his vested Account shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Plan Section as of the date of his death.

(2) If a Participant dies before the commencement of retirement payments hereunder, the entire interest of the Participant shall be distributed within five (5) years after his death.

(3) If —

(A) any portion of a Participant’s vested Account is payable to or for the benefit of the Participant’s designated individual Beneficiary, if any,

(B) that portion is to be distributed, in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the designated individual Beneficiary or over a period not extending beyond the life expectancy of the designated individual Beneficiary, and

(C) the distributions begin not later than one (1) year after the date of the Participant’s death or such later date as the Secretary of the Treasury may by regulations prescribe,

then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

(4) If the designated individual Beneficiary referred to in Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Participant, then —

(A) the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection (b) shall not be earlier than the date on which the Participant would have attained age 70 1/2, and

(B) if the surviving spouse dies before the distributions to such spouse begin, this Subsection (b) shall be applied as if the surviving spouse were the Participant.

(c) For purposes of this Plan Section, the term “required beginning date” means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires or otherwise terminates employment; except with respect to a Participant who is a five percent (5%) owner (as described in Code Section 416(i)(1)(B)(i)) for the Plan Year ending in the calendar year in which such Participant attains age 70 1/2, in which case, “required beginning date” means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. With respect to a Participant (other than a five percent (5%) owner) who attained age 70 1/2 prior to January 1, 1999, such Participant may elect in the form and manner prescribed by the Plan Administrator to receive a distribution of his Vested Account, in the manner described in this Plan Section 11.3 hereof, commencing no later than April 1 of the calendar year in which the Participant attains age 70 1/2.

(d) Distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements. Any distributions pursuant to Code Section 401(a)(9) shall be administered in accordance with the requirements of Appendix D hereto.

11.4 Company Stock Not Publicly Traded. If a Participant is entitled to a distribution from the ESOP and the Company Stock distributed from the ESOP is not Publicly Traded, the Participant has a right to require that the Primary Sponsor repurchase the Company Stock distributed at the Fair Market Value of Company Stock pursuant to Plan Section 10.3.

11.5 Erroneous Payments. In the event an error is made with regard to payment of any distribution to a Distributee resulting in an overpayment, the Plan Administrator may act to correct such error, including, without limitation, through offset of future payments to such Distributee, by action (including litigation) to collect such overpayment, or otherwise.

SECTION 12

ADMINISTRATION OF THE PLAN

12.1 Trust Agreement. The Primary Sponsor shall establish a Trust with the Trustee designated by the Retirement Board for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

12.2 Plan Administrator and Retirement Board.

(a) The Plan Administrator and Retirement Board shall each consist of a committee comprised of each of the individuals holding the following positions of employment (or, in the event of a change in the title of any below listed position, the position to which substantially similar responsibilities are assigned) with the Primary Sponsor in the applicable subsection below, while such individuals are employed in such positions with the Primary Sponsor:

(1) Plan Administrator:

(A) Vice President, Global Compensation and Benefits;

(B) Director, Benefits;

(C) Treasurer;

(D) Assistant Controller.

(2) Retirement Board:

(A) Vice President, Global Compensation and Benefits;

(B) Director, Benefits;

(C) Vice President, Human Resources, North America;

(D) Treasurer;

(A) Manager-Treasury, Global Finance.

(b) In the event that any of the positions named to serve as a member of the Plan Administrator or Retirement Board becomes vacant for any reason, until the position is filled, the remaining person or persons constituting the Plan Administrator or Retirement Board may continue to act.

(c) No member of the Plan Administrator or Retirement Board shall, during their employment with the Primary Sponsor, receive any additional compensation for his or her services as such member, except as provided in Plan Section 12.7.

(d) The Plan Administrator from time to time may establish rules for the administration of the Plan and the transaction of its business. The interpretation and construction of any provision of the Plan by the Plan Administrator shall be final and conclusive.

12.3 Powers and Duties of the Named Fiduciaries.

(a) Plan Administrator. The Plan Administrator shall have the authority as may be necessary or appropriate to carry out its specifically assigned duties and responsibilities under the Plan, including the duties set forth below:

(1) To administer the Plan as to all matters relating to benefits under the Plan;

(2) To appoint, retain, and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Plan Administrator under the Plan, including accountants, administrators, consultants, attorneys, custodians and physicians;

(3) To apply and construe the Plan (including circumstances not directly addressed by the Plan) and to determine all questions of fact that may arise hereunder, including the discretionary fiduciary authority to interpret the terms of the Plan and to decide all questions concerning the eligibility of any person to become a Participant in the Plan, the right to and amount of any benefit payable under the Plan to or on behalf of any person and the date on which any person ceases to be a Participant, with any such construction or determination to be (subject to Plan Section 11.5) conclusively binding, to the fullest extent permitted by applicable law, upon all persons interested or claiming an interest in the Plan;

(4) To adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan;

(5) To commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding;

(6) To direct the Trustee with respect to all payments from the Trust Fund, including the payment of expenses;

(7) To appoint and monitor the Benefit Appeals Committee;

(8) To designate and appoint members of committees to perform various Plan administrative functions;

(9) The Plan Administrator shall cause an Independent Appraiser to value shares of Company Stock as of the last day of each Plan Year if Company Stock is not then Publicly Traded, except that in the case of a transaction between the Plan and a “disqualified person” within the meaning Code Section 4975, the valuation shall be as of the date of the transaction;

(10) To correct erroneous distributions, including, without limitation, by offset against future payments and actions seeking collection of overpayments.

(b) Retirement Board. The Retirement Board shall have the authority as may be necessary or appropriate to carry out its specifically assigned duties and responsibilities under the Plan, including the duties set forth below:

(1) To establish, from time to time, the funding policy applicable to the Plan (as specified in Section 403 of ERISA);

(2) To appoint and monitor the Investment Committee;

(3) Unless delegated by the Retirement Board to the Investment Committee, to specify the types of investments available under the Plan (other than the ESOP) and/or the number of different investment options available under the Plan.

(c) Investment Committee. The Investment Committee shall have the authority as may be necessary or appropriate to carry out its specifically assigned duties and responsibilities under the Plan, including the duties set forth below:

(1) To appoint and monitor one or more Investment Managers and to specify the investment guidelines or other limitations applicable to such Investment Manager, consistent with the funding policy of the Plan and any guidelines or limitations specified by the Retirement Board;

(2) To the extent delegated by the Retirement Board, to specify the types of investments available under the Plan and/or the number of different investment options available under the Plan, consistent with the funding policy of the Plan and any guidelines or limitations specified by the Retirement Board;

(3) To the extent authority is delegated from the Retirement Board, to specify the types of investment categories available for investment under the Plan (other than the ESOP);

(4) To direct the Trustee with respect to the Fund, including matters pertaining to tax planning, tax compliance, and the preparation and filing of tax returns;

(5) To specify the portion of the Accounts comprising the ESOP that is necessary or advisable, in its sole discretion, solely to provide for transfers from such Accounts (and not for any other reason);

(6) To perform such other duties and responsibilities relating to the Fund as may be specifically assigned by the Retirement Board.

(d) Benefit Appeals Committee. The Benefit Appeals Committee shall have the authority as may be necessary or appropriate to review claims for benefits that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Plan Section 13.3.

12.4 Records and Reports.

(a) The Plan Administrator, Retirement Board, Investment Committee and Benefit Appeals Committee shall each keep records of its respective proceedings, and the Plan Administrator shall keep such books of accounts, records and other data as may be necessary for the proper administration of the Plan; provided, however, that the Trustee shall keep such books of accounts, records and other data as may be necessary with regard to the Fund, as provided in the Trust Agreement, and the Plan Administrator shall have no responsibility with regard to such materials.

(b) The Plan Administrator shall furnish to each Participant and Beneficiary such material as may be required by law. The Plan Administrator may, in its discretion, provide a Participant or Beneficiary such other material as he requests in writing, in which case the Plan Administrator, in its discretion, may require the Participant or Beneficiary to pay the reasonable cost of preparing and furnishing such material.

12.5 Required Information. Any Participant and any Beneficiary eligible to receive benefits under the Plan shall furnish to the Plan Administrator any information or proof requested by the Plan Administrator and reasonably required for the proper administration of the Plan. Failure on the part of the Participant or Beneficiary to comply with any such request within a reasonable period of time and in good faith shall be sufficient grounds for delay in the payment of benefits under the Plan until such information or proof is received by the Plan Administrator. If a Participant willfully provides incorrect information, the Plan Administrator shall be entitled to rely on such incorrect information, in its sole discretion, and shall not have any duty or responsibility to the Participant to apply the correct information.

12.6 Compensation and Expenses. All expenses incident to the operation and administration of the Plan reasonably incurred, including, without limitation by way of specification, the fees and expenses of the Trustees, attorneys, advisors, and for such other professional, technical and clerical assistance as may be required, shall be charged against the Fund unless paid by the Plan Sponsor and reimbursement from the Fund is not sought by the Plan Sponsor.

12.7 Indemnification. The Primary Sponsor hereby agrees to indemnify the Plan Administrator, the Benefit Appeals Committee, the Retirement Board, and the

Investment Committee (and each of their respective members) and any other Employees who are deemed fiduciaries hereunder, and to hold them harmless against all liability, joint and several, for their acts, omissions and conduct and for the acts, omissions and conduct of their duly appointed agents made in good faith pursuant to the provisions of the Plan and Trust Agreement, including any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that neither the Plan Administrator (nor its members, if applicable), nor any such fiduciary shall voluntarily assume or admit any liability, nor, except at its or his own cost, shall any of the foregoing make any payment, assume any obligations or incur any expense without the prior written consent of the Board of Directors. The Primary Sponsor may purchase, at its expense, liability insurance to protect the Primary Sponsor and the persons indemnified hereunder from liability incurred in the good faith administration of this Plan.

12.8 Action by a Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body (including the Compensation Committee of such board of directors to the extent it has been delegated authority to do so), as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body (including the Compensation Committee of such board of directors to the extent it has been delegated authority to do so), as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

12.9 ESOP.

(a) The fundamental purpose of the ESOP is to invest in Company Stock and all Accounts comprising the ESOP shall be invested in Company Stock except for such portion as may be advisable solely to provide for transfers from such Accounts. None of the Retirement Board, the Investment Committee, or the Plan Administrator shall have any right or power to eliminate the ESOP or the Accounts comprising the ESOP.

(b) Voting of Company Stock. The Trustee shall vote shares of Company Stock held in the Fund and allocated to the Accounts of Participants as follows:

(1) Whole shares of Company Stock held in Accounts for which it has received instructions from Participants shall be voted in accordance with such instructions. In the absence of voting instructions by a Participant, whole shares of Company Stock held in a Participant’s Accounts held under the ESOP shall not be voted.

(2) The combined fractional shares and fractional rights to shares of Company Stock held in Accounts shall be voted to the extent possible in the same proportion as whole shares of Company Stock held in such Accounts are directed to be voted by Participants unless the fiduciary requirements of ERISA require otherwise.

Each Participant who is then entitled to an allocation of the Allocated Suspense shares in accordance with the provisions of Plan Section 5.4, shall instruct the Trustee as to how the Allocated Suspense Shares allocated to such Participant shall be voted and the Trustee shall vote the Allocated Suspense Shares for which it has received instructions from Participants in accordance with such instructions. The Trustee shall vote Allocated Suspense Shares for which it has received no instructions in the same proportions as the Allocated Suspense Shares for which it has received instructions are voted.

12.10 Removal and Appointment of Committee Members. Any member of a committee appointed by the Plan Administrator or Retirement Board may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, a successor shall be appointed in the manner provided under the Plan.

SECTION 13

CLAIM REVIEW PROCEDURE

13.1 Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

13.2 Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a) the specific reasons for the denial;

(b) specific references to the pertinent provisions of the Plan on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

(e) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f) in the case of a claim for benefits due to the Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

13.3 Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

(a) request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Benefit Appeals Committee;

(b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c) submit written comments, documents, records, and other information relating to the denied claim to the Benefit Appeals Committee; and

(d) a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

13.4 Application for Review.

(a) If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Plan Section 13.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Benefit Appeals Committee within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

(b) If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to the Participant’s Disability, he must submit the written application to the Benefit Appeals Committee within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Benefit Appeals Committee may:

(1) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(2) identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

13.5 Hearing. Upon receiving such written application for review, the Benefit Appeals Committee may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Benefit Appeals Committee received such written application for review.

13.6 Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

13.7 Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel at their own cost for purposes of the hearing.

13.8 Decision. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Benefit Appeals Committee shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Benefit Appeals Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Benefit Appeals Committee determines that the extension of time is required, the Benefit Appeals Committee shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Benefit Appeals Committee expects to render its decision on review. In the case of a decision adverse to the claimant, the Benefit Appeals Committee shall provide to the claimant written notice of the denial which shall include:

(a) the specific reasons for the decision;

(b) specific references to the pertinent provisions of the Plan on which the decision is based;

(c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under ERISA Section 502(a) following the denial of the claim upon review;

(e) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f) in the case of a claim for benefits due to the Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g) in the case of a claim for benefits due to the Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

13.9 Legal Action. Prior to the filing of a legal action in connection with the Plan, including, without limitation, claims for benefits, with respect to alleged breaches of fiduciary duty, and for administrative errors, a Participant or Beneficiary must first exhaust all claims and appeals procedures set forth herein with respect to such claim.

SECTION 14

LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY

INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

14.1 Inalienability of Benefits. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Plan Section shall not apply to a “qualified domestic relations order” (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an “alternate payee” (as defined in Code Section 414(q) shall be permitted if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not yet separated from service and has not yet reached the “earliest retirement age” (as defined in Code Section 414(p)).

14.2 Payment to a Minor or Incompetent. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

14.3 Missing Participant. If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan Section 4.1(b) or (c) as applicable, except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall contribute to the Plan an amount equal to the payment to be paid to him as soon as administratively feasible. Each Participant shall be responsible for providing the current mailing address, as well as the current mailing address of each Beneficiary or alternate payee, and the cost of locating such missing Participant or Beneficiary may be charged against the Account of such Participant.

SECTION 15

PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions.

SECTION 16

LIMITATION OF RIGHTS

Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

SECTION 17

AMENDMENT TO OR TERMINATION OF THE

PLAN AND THE TRUST

17.1 Amendment or Termination. The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part, solely in its function as settlor, by action approved by the Board of Directors or its delegatee; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of benefits already accrued under the Plan including, except to the extent permitted by law, retirement type subsidies or optional forms of benefits. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

17.2 Termination by Plan Sponsor. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.

17.3 Vesting Upon Termination.

(a) If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable, notwithstanding the provisions of the Plan Section which sets forth the vesting schedule.

(b) In the event of the partial termination of the Plan, each affected Participant’s Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Plan Section which sets forth the vesting schedule.

17.4 Effect of Plan Sponsor Termination. In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be held subject to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

17.5 Merger, Transfer, Consolidation. In the event of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

17.6 Successor Companies. Any business entity which succeeds to all or any part of the business or assets of the Primary Sponsor may, by resolution of its board of directors (or like controlling body), adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such business entity and the Board shall have agreed upon in writing.

SECTION 18

PARTICIPATION IN PLAN BY AFFILIATE OR SUBSIDIARY

18.1 Adoption by Subsidiary or Affiliate; Extension to Division or Unit. Any subsidiary, Affiliate, unit, or division of the Primary Sponsor, or any unit or division of a subsidiary or Affiliate, may become a participating employer in this Plan with respect to its employees by adopting this Plan with the consent of the Primary Sponsor. Upon the filing with the Trustee and the Plan Administrator of a certified copy of the resolutions or other document evidencing adoption of the Plan and a written instrument evidencing the consent of the Board of Directors to such adoption, such subsidiary, Affiliate, unit or division shall be admitted as a participating employer in the Plan with respect to its Eligible Employees. Any contributions provided for under the Plan and made by such participating employer or by its Eligible Employees shall become part of the Trust and shall be held by the Trustee subject to the terms and provisions of the Plan and the Trust Agreement. The Board of Directors shall designate the divisions or units of the Primary Sponsor which shall be participating employers under the Plan.

18.2 Special Provisions for Employees of Subsidiaries, Affiliates, Acquired Companies, Units and Divisions.

(a) In approving the adoption of the Plan by, or the extension of the Plan to, any employer under Plan Section 18.1, the Primary Sponsor, subject to the requirements of applicable law, shall designate (i) the extent, if any, to which employment prior to the date of such adoption or extension shall be considered as Eligibility Service or as Vesting Service, (ii) the extent, if any, to which benefits with respect to employment prior to the date of such adoption or extension shall be provided under the Plan, and (iii) such other special provisions (which may differ from the provisions of the Plan as set forth herein) which shall apply to employees of such employer. Such special provisions shall be set forth in an Appendix to this Plan.

(b) The special provisions referred to in paragraph (a) above, to the extent applicable, shall govern as to the eligibility for, and the amount of, benefits payable under the Plan, notwithstanding the regular provisions of the Plan.

SECTION 19

QUALIFICATION AND RETURN OF CONTRIBUTIONS

19.1 Qualification by IRS. If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one (1) year after the date of denial of qualification (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust, (b) contributions made by a Participant shall be returned to the Participant who made the contributions, and (c) the Plan and Trust shall thereupon terminate.

19.2 Deductibility of Contributions. All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant’s Account to be less than the balance would have been had the mistaken contribution not been made.

SECTION 20

INCORPORATION OF SPECIAL LIMITATIONS

AND OF OTHER PLAN SPONSORS

Appendices A, B, C and D to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

SECTION 21

PAPERLESS ADMINISTRATION

To the extent made available by the Plan Administrator and as permitted under applicable law, whenever, under the Plan, a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, or otherwise communicate with the Primary Sponsor, a Plan Sponsor, the Plan Administrator, Investment Committee, Investment Manager, Retirement Board, Benefit Appeals Committee, or the Trustee, the election, notice, consent, distribution request or other communication may be transmitted by means of paperless administrative processes (including electronic communication).

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted effective January 1, 2010.

AVON PRODUCTS, INC.

Dated: December 18, 2009	By:	/s/ Lucien Alziari
Title: SVP, HR

APPENDIX A

LIMITATION ON ALLOCATIONS

SECTION 1

Except to the extent permitted under Plan Section 3.1(c) and Code Section 414(v), if applicable, the ‘annual addition’ for any Participant for any one limitation year may not exceed the lesser of:

(a) $49,000 (for 2010), as adjusted under Code Section 415(d); or

(b) 100% of the Participant’s Annual Compensation.

The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

SECTION 2

For the purposes of this Appendix A, the term “annual addition” for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year. Participant contributions shall be determined without regard to Rollover Amounts, employee contributions to a simplified employee pension which arc excludable from gross income under Code Section 401(k)(6), and catch-up contributions as described in Code Section 414(v).

SECTION 3

For purposes of this Appendix A, the term “limitation year” shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve month period adopted in accordance with regulations issued by the Secretary of the Treasury.

SECTION 4

For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 5 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A, because of the Participant’s participation in more than one defined contribution plan, the actions shall be taken first with regard to this Plan.

SECTION 5

In the event the limitations contained in Section 1 of this Appendix A are exceeded, any reduction in the annual addition made on behalf of a Participant shall first be made in all other defined contribution plans of the Plan Sponsor in which the Participant participates and in the event the limitation contained in Section 1 of this Appendix A is exceeded, who in the event of a reasonable error in determining deferrals, the Plan Administrator shall, in writing, direct the Trustee to take such of the following actions as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved:

(a) Supplemental Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1(f) which constitute After-Tax Participant Contributions shall be reduced in the amount of the excess and distributed to the Participant together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made;

(b) If further reduction is necessary, Supplemental Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1(a) which constitute Before-Tax Participant Contributions shall be reduced in the amount of the remaining excess together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made and distributed to the Participant.

(c) If further reduction is necessary, Basic Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1(f) which constitute After-Tax Participant Contributions and contributions of the Plan Sponsor thereon pursuant to Plan Section 3.2 shall be reduced in the amount of the remaining excess together with income, gain or loss attributable to such contributions throughout the end of the Plan Year. The amount of reduction of After-Tax Participant Contributions shall be distributed to the Participant. The amount of the reduction under Plan Section 3.2 shall be reallocated to the ESOP Matching Accounts of Participants who are not affected by the limitations in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan Section 4.1 to the Accounts of such Participants; and

(d) If further reduction is necessary, Basic Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1(a) which constitute Before-Tax Participant Contributions and contributions of the Plan Sponsor thereon pursuant to Plan Section 3.2 shall be reduced in the amount of the remaining excess together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made. The amount of the reduction of Before-Tax Participant Contribution shall be distributed to the Participant. The amount of reduction under Plan Section 3.2 shall be reallocated to the ESOP Matching Accounts of Participants who are not

affected by the limitations in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan Section 4.1 to the Accounts of such Participants; and

(e) If further reduction is necessary, Company contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.2 shall be reduced by the remaining excess together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made, and reallocated to the ESOP Matching Accounts of Participants who are not affected by the limitations in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan Section 4.1 to the Accounts of such Participants.

Notwithstanding anything contained in the Plan to the contrary, the Plan Administrator may modify the provisions of this Section 5 with respect to reduction of Participant’s accounts in accordance with such procedures as the Plan Administrator may establish with respect to catch-up contributions described in Code Section 414(v).

APPENDIX B

TOP-HEAVY PROVISIONS

SECTION 1

As used in this Appendix B, the following words shall have the following meanings:

(a) “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b) “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1) an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $160,000 (for 2010) (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury for Plan Years beginning after December 31, 2002) for the calendar year in which the Plan Year ends, where the term ‘officer’ means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (x) three (3) employees or (y) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer. If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);

(2) an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3) an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Subsections (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).

Employees other than Key Employees are sometimes referred to in this Appendix B as “non-key employees.”

(c) “Required Aggregation Group” means:

(1) each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

(2) each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Code Section 401(a)(4) or 410.

(d) (1) “Top Heavy” means:

(A) if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(A) the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) made in the Plan Year in which the determination is being made) under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) for the current Plan Year) under the Plan for all Participants; and

(B) the Plan, when included in every potential combination, if any, with any or all of:

(I) any Required Aggregation Group, and

(II) any plan of the Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a)

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B) if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(A) the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B) the Required Aggregation Group, when included in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

(C) For purposes of Subparagraphs (A)(ii) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Code Sections 401(a)(4) and 410.

(2) A group shall be deemed to be a Top-Heavy Group if:

(A) the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

(B) sixty percent (60%) of a similar sum determined for all participants in such plans.

(3) (A) For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

(A) as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

(B) as to any simplified employee pension, the aggregate employer contributions, and

(C) an adjustment for contributions due as of the Determination Date or last day of a plan year.

In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10) to the extent not included under Clause (i) or (ii) at this Subparagraph (A).

(B) For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

(C) For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made with respect to a Participant made for a reason other than separation from service, death, or disability, this prevision shall be applied by substituting a five-year period for the one-year period.

(D) For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

(E) For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

(F) For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the Plan during the one-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.

(G) (A) In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Plan Section; and

(B) in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph

(C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

SECTION 2

(a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) of the Participant’s Annual Compensation. For purposes of this Subsection, an allocation to a Participant’s Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

(b) (1) The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account but allocations of catch-up contributions as described in Code Section 414(v) shall not be taken into account.

(2) For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

(3) This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

(4) If the Plan Sponsor maintains a defined benefit plan which is qualified under Code Section 401(a) and which would be Top-Heavy within the meaning of the Plan for its plan year ending within or coincident with the Plan Year, no allocation shall be made pursuant to Subsection (a) of this Section on behalf of any Participant who participates in the defined benefit plan and acquires a year of service within the meaning of paragraphs (4), (5) and (6) of Code Section 411(a) under the defined benefit plan for the plan year, if the defined benefit plan provides generally that the accrued benefit of the Participant when expressed as an annual retirement benefit shall not, when expressed as a percentage of the Participant’s Annual Compensation, be less than the lesser of (A) 2 percent multiplied by the number of such years of service in plan years during which such plan was Top-Heavy, or (B) 20 percent.

APPENDIX C

SPECIAL NONDISCRIMINATION RULES

SECTION 1

As used in this Appendix, the following words shall have the following meanings:

(a) “Eligible Participant” means a Participant who is an Employee during any particular Plan Year.

(b) “Highly Compensated Eligible Participant” means any Eligible Participant who is a Highly Compensated Employee.

(c) “Non-Highly Compensated Eligible Participant” means any Eligible Participant who is not a Highly Compensated Eligible Participant.

(d) “Matching Contribution” means any contribution made by a Plan Sponsor and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.

(e) “Qualified Matching Contributions” means Matching Contributions of the Plan Sponsor or an Affiliate to the 401(k) Account of a Participant who is not a Highly Compensated Employee which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

(f) “Qualified Nonelective Contributions” means contributions of the Plan Sponsor or an Affiliate to the 401(k) Account of a Participant who is not a Highly Compensated Employee, other than Matching Contributions or Elective Deferrals. which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

SECTION 2

Except as provided in Section 8, in addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

(a) the actual deferral percentage test for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all Non-Highly Compensated Eligible Participants for the Plan Year multiplied by 1.25; or

(b) the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all Non-Highly Compensated Eligible Participants for the Plan Year must not be more than two (2) percentage points, and the actual deferral percentage test for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all Non-Highly Compensated Eligible Participants for the Plan Year multiplied by two (2).

The “actual deferral percentage” for the Highly Compensated Eligible Participants and all Non-Highly Compensated Eligible Participants for a Plan Year is the average of each group of the ratios, calculated separately for each Participant, of the Before-Tax Contributions contributed by the Plan Sponsor on behalf of the Participant for the Plan Year to the Annual Compensation of the Participant for the Plan Year. Except to the extent limited by Treasury Regulations under Code Section 401(k) or other regulations promulgated by the Secretary of the Treasury, all or a part of the Qualified Nonelective Contributions and Qualified Matching Contributions (other than Qualified Matching Contributions that are treated as Matching Contributions pursuant to Sections 5 and 6 of Appendix C) made pursuant to the Plan may be treated as Before-Tax Contributions for purposes of determining the “actual deferral percentage”.

SECTION 3

If the actual deferral percentage test described in Section 2 is not initially satisfied, the Plan Sponsor, in its sole discretion, may satisfy the actual deferral percentage test through one or more of the following actions, or a combination of such actions:

(a) The Plan Sponsor may contribute Qualified Nonelective Contributions or Qualified Matching Contributions for a Plan Year to the QNEC/QMAC Accounts of all Non-Highly Compensated Eligible Participants until the actual deferral percentage test described in Section 2 is satisfied, provided that such contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Such contributions will be allocated in the ratio to which each such Non-Highly Compensated Eligible Participant’s Annual Compensation for the Plan Year bears to the total Annual Compensation of all such Non-Highly Compensated Eligible Participants for the Plan Year.

(b) The Plan Sponsor may distribute Excess Deferral Amounts to Highly Compensated Eligible Participants. Excess Deferral Amounts are: (1) the aggregate amount of Before-Tax Contributions for Highly Compensated Eligible Participants actually taken into account in computing the actual deferral percentage test described in Section 2 for such Plan Year, over (2) the maximum amount of such Before-Tax Contributions for Highly Compensated Eligible Participants permitted by the actual deferral percentage test described in Section 2

(determined by hypothetically reducing contributions made on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages of such Highly Compensated Eligible Participants, beginning with the highest of such percentages).

The Plan Sponsor must distribute the Excess Deferral Amount (except to the extent that Excess Deferral Amounts could be reclassified as Catch-Up Contributions), attributable to such Highly Compensated Eligible Participant, no later than twelve (12) months after the Plan Year to which the Excess Deferral Amounts relate.

Excess Deferral Amounts are allocated to the Highly Compensated Eligible Participants with the largest amount of Before-Tax Contributions taken into account for the actual deferral percentage test described in Section 2 for the Plan Year in which the Excess Deferral Amount arose, beginning with the Highly Compensated Eligible Participant with the largest amount of such Before-Tax Contributions and continuing in descending order until all of the Excess Deferral Amounts have been allocated.

To the extent a Highly Compensated Eligible Participant has not reached his or her limit on Catch-Up Contributions under the Plan, Excess Deferral Amounts allocated to such Highly Compensated Eligible Participant will not be treated as Excess Deferral Amounts.

If such Excess Deferral Amounts (other than Catch-Up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Deferral Amounts arose, a ten percent (10%) excise tax will be imposed on the Plan Sponsor with respect to those amounts.

Excess Deferral Amounts shall be treated as annual additions under the Plan even if distributed.

Excess Deferral Amounts allocated to a Highly Compensated Eligible Participant shall be distributed from the Highly Compensated Eligible Participant’s Before-Tax Participant Account and Qualified Matching Contribution account (if applicable) in proportion to the Highly Compensated Eligible Participant’s Before-Tax Contributions and Qualified Matching Contributions (to the extent used in the actual deferral percentage test described in Section 2) for the Plan Year.

Excess Deferral Amounts shall be distributed from the Highly Compensated Eligible Participant’s Qualified Nonelective Contribution account only to the extent that the Excess Deferral Amounts exceed the amount of Excess Deferral Amounts in the Highly Compensated Eligible Participant’s Before-Tax Participant Account and Qualified Matching Contribution account. The portion of the Matching Contributions on which such Excess Deferral Amount was based shall be forfeited upon the distribution of such Excess Deferral Amount.

(c) The Plan Sponsor may permit the Highly Compensated Eligible Participant to elect to recharacterize such contributions. At the election of the Plan Sponsor, a Highly Compensated Eligible Participant may treat Excess Deferral Amounts (as defined in (b) above) as amounts distributed to the Highly Compensated Eligible Participant and then contributed by the Highly Compensated Eligible Participant as After-Tax Contributions. Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized by a Highly Compensated Eligible Participant to the extent that such amount in combination with other Participant Contributions made by that Highly Compensated Eligible Participant would exceed any stated limit. Recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Deferral Amount arose and is deemed to occur no earlier than the date the last Highly Compensated Eligible Participant is informed in writing of the amount recharacterized and the consequences thereof.

SECTION 4

The Plan Administrator shall have the responsibility of monitoring the Plan’s compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Plan Section 3.1(a). Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.

SECTION 5

Except as provided in Section 8, in addition to any other limitations for Matching Contributions and the amount of any After-Tax Contributions set forth in the Plan, for each Plan Year each such type of contribution must also satisfy one of the following tests:

(a) the actual contribution percentage test for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual contribution percentage of all Non-Highly Compensated Eligible Participants for the Plan Year multiplied by 1.25; or

(b) the excess of the actual contribution percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all Non-Highly Compensated Eligible Participants for the Plan Year must not be more than two (2) percentage points, and the actual contribution percentage test for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual contribution percentage of all Non-Highly Compensated Eligible Participants for the Plan Year multiplied by two (2).

The “actual contribution percentage” for the Highly Compensated Eligible Participants and all Non-Highly Compensated Eligible Participants for a Plan Year is the average of each group of the ratios, calculated separately for each Participant, of the After-Tax Contributions or the Matching Contributions contributed by the Plan Sponsor, respectively, on behalf of the Participant for the Plan Year to the Annual Compensation of the Participant for the Plan Year. Except to the extent limited by Treasury Regulations under Code Section 401(m) or other regulations promulgated by the Secretary of the Treasury, all or a part of the Qualified Matching Contributions (excluding Qualified Matching Contributions that are treated as Before-Tax Contributions pursuant to Section 3 of Appendix C) made pursuant to the Plan may be treated as After-Tax Contributions or Matching Contributions for purposes of determining the “actual contribution percentage”.

Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Non-Highly Compensated Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have a Before-Tax Contribution contributed to the Plan on the Participant’s behalf.

SECTION 6

If the actual contribution percentage test described in Section 5 is not initially satisfied, the Plan Sponsor, in its sole discretion, may satisfy the actual contribution percentage test through one or more of the following actions, or a combination of such actions:

(a) The Plan Sponsor may contribute Qualified Matching Contributions for a Plan Year to the QMAC Accounts of all Non-Highly Compensated Eligible Participants until the actual contribution percentage test described in Section 5 is satisfied, provided that such contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Matching Contributions are made. Such contributions will be allocated in the ratio to which each such Non-Highly Compensated Eligible Participant’s Annual Compensation for the Plan Year bears to the total Annual Compensation of all such Non-Highly Compensated Eligible Participants for the Plan Year.

(b) The Plan Sponsor may distribute Excess Aggregate Contributions to Highly Compensated Eligible Participants. Excess Aggregate Contributions are: (1) the aggregate amount of After-Tax Contributions or Matching Contributions for Highly Compensated Eligible Participants actually taken into account in computing the actual contribution percentage test described in Section

5 for such Plan Year, over (2) the maximum amount of such After-Tax Contributions or Matching Contributions for Highly Compensated Eligible Participants permitted by the actual contribution percentage test described in Section 5 (determined by hypothetically reducing contributions made on behalf of Highly Compensated Eligible Participants in order of the actual contribution percentages of such Highly Compensated Eligible Participants, beginning with the highest of such percentages).

The Plan Sponsor must distribute the Excess Aggregate Contributions attributable to such Highly Compensated Eligible Participant no later than twelve (12) months after the Plan Year to which the Excess Aggregate Contributions relate.

Excess Aggregate Contributions are allocated to the Highly Compensated Eligible Participants with the largest amount of After-Tax Contributions or Matching Contributions taken into account for the actual contribution percentage test described in Section 5 for the Plan Year in which the Excess Aggregate Contributions arose, beginning with the Highly Compensated Eligible Participant with the largest amount of such After-Tax Contributions or Matching Contributions and continuing in descending order until all of the Excess Aggregate Contributions have been allocated.

If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a ten percent (10%) excise tax will be imposed on the Plan Sponsor maintaining the Plan with respect to those amounts.

Excess Aggregate Contributions shall be treated as annual additions under the Plan even if distributed.

Excess Aggregate Contributions shall be adjusted for any income or loss up through the end of the Plan Year to which they relate. The income or loss allocable to Excess Aggregate Contributions allocated to each Highly Compensated Eligible Participant is the income or loss allocable to the Highly Compensated Eligible Participant’s After-Tax Participant Account or Matching Contribution Account (and, if applicable, the Qualified Matching Contribution account) for the Plan Year multiplied by a fraction, the numerator of which is such Highly Compensated Eligible Participant’s Excess Aggregate Contributions for the Plan Year and the denominator of which is the Highly Compensated Eligible Participant’s After-Tax Participant Account or Matching Contribution Account balance (and Qualified Matching Contributions, if any such contributions are included in the actual contribution percentage test described in Section 5) without regard to income or loss occurring during such Plan Year.

The Plan Sponsor may choose to either reallocate Forfeitures of Excess Aggregate Contributions to the accounts of Non-Highly Compensated Eligible Participants or apply such forfeitures to reduce Plan Sponsor contributions. Excess Aggregate Contributions allocated to a Highly Compensated Eligible Participant shall be distributed from the Highly Compensated Eligible Participant’s After-Tax Participant Account, Matching Contribution Account and Qualified Matching Contribution account (if applicable) in proportion to the Highly Compensated Eligible Participant’s After-Tax Contributions, Matching Contributions and Qualified Matching Contributions (to the extent used in the actual contribution percentage test described in Section 5) for the Plan Year. Forfeited amounts that are reallocated to Non-Highly Compensated Eligible Participants will be allocated to each Non-Highly Compensated Eligible Participant in the ratios that each such Non-Highly Compensated Eligible Participant’s Before-Tax Contributions bears to the total amount of Before-Tax Contributions made by all such Non-Highly Compensated Eligible Participants for such Plan Year.

SECTION 7

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the “actual deferral percentage” and “contribution percentage” under the Plan; provided, however, contributions that are made under an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the “contribution percentage” and “actual deferral percentage” under the Plan; provided, however, contributions that are made under an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

For purposes of the tests set forth in this Appendix C, contributions that are made to an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) shall be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

SECTION 8

Unless the Plan Sponsor elects otherwise prior to the relevant Plan Year, to have Sections 2-3 of this Appendix C apply, this Section 8 will apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section 8, the provisions of this Section 8 will govern.

(a) The Plan Sponsor will contribute for the Plan Year a Matching Contribution equal to: (1) one hundred percent (100%) of the amount of the Participant’s Before-Tax Contributions that do not exceed three percent (3%) of the Participant’s Annual Compensation for the Plan Year; plus (2) fifty percent (50%) of the amount of the Participant’s Before-Tax Contributions that exceed three percent (3%) of the Participant’s Annual Compensation but that do not exceed six percent (6%) of the Participant’s Annual Compensation. The Participant’s accrued benefit derived from the Matching Contributions contributed hereby are nonforfeitable and may not be distributed earlier than severance from employment, death, disability, an event described in Code Section 401(k)(10), or, in the case of a profit-sharing plan, the attainment of age 59 1/2.

(b) At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Plan Sponsor will provide each Eligible Employee a comprehensive notice of the Eligible Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Eligible Employee become eligible but not later than the date the Eligible Employee becomes eligible.

(c) In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in (b) above.

(d) If the Plan Sponsor makes Matching Contributions in excess of those described in (a) above, such contributions will be subject to Section 5 and 6.

(e) Contributions made by the Plan Sponsor pursuant to this Section 8 will be deposited in the Trust as outlined in Plan Section 4.

APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1

GENERAL RULES

(a) Effective Date and Precedence. The provisions of this Appendix D will apply for purposes of determining required minimum distributions. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(c) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2

TIME AND MANNER OF DISTRIBUTION

(a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(1) of this Appendix D, will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 4 of this Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix D applies, distributions are considered to begin on the date distributions are requited to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

SECTION 3

REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S

LIFETIME

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

SECTION 4

REQUIRED MINIMUM DISTRIBUTION AFTER PARTICIPANT’S DEATH

(a) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.

SECTION 5

DEFINITIONS

As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a) Designated Beneficiary. The individual who is designated as the Beneficiary under Plan Section 1.09 and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are requited to begin under Section 2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d) Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e) Required Beginning Date. The date specified in Plan Section 11.3(c).